UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Associated Banc-Corp

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NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

March 15, 2010

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. (CDT) on Wednesday, April 28, 2010, at the Walter Theatre, St. Norbert College, 315 Third Street, De Pere, Wisconsin. We will again present an economic/investment update beginning at 10:00 a.m. Associated’s Wealth Management professionals will provide an update on the equity market and interest rate environment as they affect us as investors.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

Please be sure to sign and return the enclosed proxy card so that your shares will be voted. In the alternative, you may vote your shares via the Internet or by using the telephone. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your proxy card or voted on the Internet or by telephone. The Board of Directors joins us in hoping that you will attend. Please indicate on your proxy card whether or not you plan to attend the Annual Meeting.

For your convenience, we are providing space on the proxy card for any questions or comments you may have that you wish to have addressed either personally or at the Annual Meeting. We always appreciate your input and interest in Associated Banc-Corp. If you prefer, you may e-mail comments or questions to shareholders@associatedbank.com.

Sincerely,

William R. Hutchinson
Chairman of the Board

Philip B. Flynn
President and CEO

1200 Hansen Road
Green Bay, Wisconsin 54304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 28, 2010

Holders of Common Stock of Associated Banc-Corp:

The Annual Meeting of Shareholders of Associated Banc-Corp will be held at the Walter Theatre, St. Norbert College, 315 Third Street, De Pere, Wisconsin, on Wednesday, April 28, 2010, at 11:00 a.m. (CDT) for the purpose of considering and voting on:

1.	The election of ten directors. The Board of Directors’ nominees are named in the accompanying Proxy Statement.

2.	The approval of the Associated Banc-Corp 2010 Incentive Compensation Plan.

3.	The approval of an advisory (non-binding) proposal on executive compensation.

4.	The ratification of the selection of KPMG LLP as the independent registered public accounting firm for Associated Banc-Corp for the year ending December 31, 2010.

5.	Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed March 4, 2010, as the record date for determining the shareholders of Associated Banc-Corp entitled to notice of and to vote at the meeting, and only holders of Common Stock of Associated Banc-Corp of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

Brian R. Bodager
Executive Vice President
Chief Administrative Officer
General Counsel & Corporate Secretary

Green Bay, Wisconsin
March 15, 2010
YOUR VOTE IS IMPORTANT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2010:

THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE ONLINE AT WWW.PROXYDOCS.COM/ASBC.

YOU CAN ALSO VOTE BY TELEPHONE AT 1-800-690-6903.

IF YOU DO NOT VOTE BY USING THE INTERNET OR THE TELEPHONE, YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY OR YOUR PROMPT VOTE BY USING THE INTERNET OR THE TELEPHONE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID ASSOCIATED BANC-CORP IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

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1200 Hansen Road
Green Bay, Wisconsin 54304

PROXY STATEMENT
ANNUAL MEETING — APRIL 28, 2010

Information Regarding Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Associated Banc-Corp, hereinafter called “Associated,” to be voted at the Annual Meeting of Shareholders on Wednesday, April 28, 2010, and at any and all adjournments thereof.

Solicitation of proxies by mail is expected to commence on March 18, 2010, and the cost thereof will be borne by Associated. In addition to such solicitation by mail, some of the directors, officers, and regular employees of Associated may, without extra compensation, solicit proxies by telephone or personal interview. Associated has retained D.F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. Associated has agreed to pay D.F. King & Co., Inc. up to $12,000 plus its out-of-pocket expenses for these services. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by Associated for postage and clerical expenses.

VOTE BY INTERNET — www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet, please do not mail your proxy card.

VOTE BY TELEPHONE — 1-800-690-6903.  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote by telephone, please do not mail your proxy card.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by two judges of election who are senior officers of Associated and who will determine whether or not a quorum is present. The presence, in person or by proxy, of the majority of the outstanding shares entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The judges of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum for the meeting.

Shareholders are urged to sign, date, and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Shareholders of record can also give proxies using the Internet. The Internet voting procedures are designed to authenticate Associated’s shareholders’ identities, to allow Associated’s shareholders to give their voting instructions, and to confirm that Associated’s shareholders’ instructions have been recorded properly. Shareholders who wish to vote over the Internet should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

Any Associated shareholder of record desiring to vote over the Internet will be required to enter the unique control number imprinted on such shareholder’s Associated proxy card and, therefore, should have their Associated proxy card in hand when initiating the session. To vote over the Internet, log on to the website www.proxyvote.com, and follow the simple instructions provided. Instructions are also included on the proxy card.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary of Associated a written revocation or a duly executed proxy bearing a later date. Such proxies may not be revoked via the Internet. Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted “FOR” the election of the Board’s nominees as directors, “FOR” the Associated Banc-Corp 2010 Incentive Compensation Plan, “FOR” the approval of an advisory (non-binding) proposal on executive compensation, and “FOR” the ratification of selection of KPMG LLP as Associated’s independent registered public accounting firm.

The Corporate Secretary of Associated is Brian R. Bodager, 1200 Hansen Road, Green Bay, Wisconsin 54304.

Record Date and Voting Securities

The Board has fixed the close of business on March 4, 2010, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Associated entitled to be voted at the meeting consist of shares of its common stock, $0.01 par value (“Common Stock”), of which 173,614,761 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting.

Each share of Common Stock is entitled to one vote on each matter. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

Corporate Report and Form 10-K Annual Report

The 2009 Corporate Report of Associated and the 2009 Form 10-K Annual Report have been mailed concurrently with this Proxy Statement to shareholders of record. The 2009 Corporate Report and the 2009 Form 10-K Annual Report do not constitute a part of the proxy material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has the responsibility for establishing broad corporate policies and for the overall performance of Associated, although it is not involved in day-to-day operating details. Members of the Board are kept informed of Associated’s business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and committee meetings by officers of Associated.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as directors. The biographical information below for each nominee includes the specific experience, qualifications, attributes or skills that led to the Corporate Governance Committee’s conclusion that each nominee should serve as a director. The ten nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors. Associated’s Corporate Governance Guidelines set forth procedures if a nominee is elected but receives a majority of “withheld” votes. In an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is required to make a recommendation to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and decision-making process.

The nominees have consented to serve, if elected, and as of the date of this Proxy Statement, Associated has no reason to believe that any of the nominees will be unable to serve. Carlos E. Santiago will not be standing for re-election to the Board at the 2010 Annual Meeting. Correspondence may be directed to nominees at Associated’s executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the nominees.

The information presented below is as of March 15, 2010.

Nominees for Election to our Board

Philip B. Flynn has been President and Chief Executive Officer (“CEO”) of Associated since December 1, 2009. He was appointed to the Associated Board of Directors on the same date. Prior to joining Associated, he served as Vice Chairman and Chief Operating Officer of Union Bank of California. During his nearly 30-year career with Union Bank, he held a broad range of executive positions, including chief credit officer and head of commercial banking, specialized lending and wholesale banking. He served as a member of Union Bank’s board of directors from 2004 to 2009. Age: 52.

Karen T. Beckwith has been a director of Associated since April 2004. Currently, she is a principal of Beckwith Crowe, LLC, a management consulting practice. She was President and CEO of Gelco Information Network, a privately held provider of transaction and information processing systems to corporations and government agencies, based in Eden Prairie, Minnesota, until its sale to Concur Technologies in October 2007. She joined Gelco in 1999 as the CFO of Gelco Information Network; she then served as Chief Operating Officer of the company’s Trade Management Group, a division of Gelco Information Network, and was named its President and CEO in 2001. Before joining Gelco, she was with Ceridian Corp. for four years, most recently as Senior Vice President for business development and integration with Ceridian Employer Services. Ms. Beckwith served as a director of CNS from 2003 to 2006. Her qualifications to serve as a director of Associated and a member of the Audit Committee include her education in finance and accounting. She was a CPA, has practiced with an international public accounting firm and has served in various executive capacities. She meets the requirements of an audit committee financial expert. Age: 50.

Ruth M. Crowley has been a director of Associated since February 2004. She is currently engaged in multiple retail and merchandising consulting projects in her own consulting practice. She was the President of Motorsports Authentics, a merchandise licensee and retailer for NASCAR drivers and teams from March 2006 to September 2007, and was Vice President, General Merchandise, of Harley-Davidson, Inc. from 2000 to February 2006. From 1998 to 2000, she was Senior Vice President — Retail and Recreation Group, of Universal Studios in California, and has held management positions in many sectors of the retail industry since 1985. She currently serves as Vice Chairman of the Board of Governors of the University of North Texas School of Retail, Merchandising and Hospitality Management. Ms. Crowley’s qualifications to serve as a director of Associated and member of the Compensation and Benefits Committee and the Nominating and Search Committee include executive-level responsibility for retail product marketing and sales to consumers for both large public and small private firms. Age: 50.

Ronald R. Harder has been a director of Associated since July 1991. He is presently retired. He served as the CEO of Jewelers Mutual Insurance Company, Neenah, Wisconsin, from 2005 to 2007, the President and CEO from 1982 until 2005, and was an officer since 1973. Jewelers Mutual Insurance Company is a mutual insurance company providing insurance coverage nationwide for jewelers in retail, wholesale, and manufacturing, as well as personal jewelry insurance coverage for individuals. Mr. Harder has served on several for-profit and non-profit boards of directors. He utilizes skills developed through his managerial experience over the course of his career in his service as a senior executive. His qualifications to serve as a director of Associated and a member of the Audit Committee include serving as the CEO of Jewelers Mutual Insurance Company. Focused on insurance, his firm is one of the largest specialty-line underwriters of this type in the U.S. He also has experience as a bank director. Age: 66.

William R. Hutchinson has been a director of Associated since April 1994, Lead Director from April 2009 to December 2009 and Chairman of the Board since December 2009. He has served as President of W. R. Hutchinson & Associates, Inc., an energy industry consulting company, since April 2001. Previously, he was Group Vice President, Mergers & Acquisitions, of BP Amoco p.l.c. from January 1999 to April 2001 and held the positions of Vice President, Financial Operations, Treasurer, Controller, and Vice President — Mergers, Acquisitions & Negotiations of Amoco Corporation, Chicago, Illinois, from 1981 through January 1999. He was a director of Associated Bank Chicago, a former wholly owned subsidiary of Associated, from 1981 to June 2005. Mr. Hutchinson also serves as an independent director and Chairman of the Audit Committees of 22 closed-end funds in the Legg Mason Inc. Fund Complex. Mr. Hutchinson’s qualifications to serve as Chairman of the Board of Directors of Associated, Chairman of the Corporate Development Committee and a member of the Audit Committee and Nominating and Search Committee include executive level responsibility for the financial operations of a large publicly-traded company. He meets the requirements of an audit committee financial expert. Mr. Hutchinson has significant mergers and acquisitions experience and has served as a bank director for 15 years. Age: 67.

Eileen A. Kamerick has been a director of Associated since March 2007. Since August 2008, she has served as Senior Vice President, Chief Financial Officer and Chief Legal Officer of Tecta America Corporation, the largest commercial roofing company in the United States, with particular expertise in solar installations and greenroofs. Prior to joining Tecta America Corporation, she served as Executive Vice President and Chief Financial Officer of BearingPoint, Inc., a management and technology consulting firm from May 2008 to June 2008. On February 18, 2009, BearingPoint, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. Prior to joining BearingPoint, Inc., she served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Heidrick & Struggles International, Inc., an international executive search and leadership consulting firm, from June 2004 to May 2008. Ms. Kamerick served on the board of directors of The ServiceMaster Company from 2005 to 2007. She currently serves on the board of directors of Westell Technologies, Inc. Her qualifications to serve as a director of Associated and a member of the Audit Committee, the Nominating and Search Committee and the Risk and Credit Committee include her executive experience with several public and private companies. She has formal training in finance and accounting and meets the requirements of an audit committee financial expert. Age: 51.

Richard T. Lommen has been a director of Associated since October 2004. He has served as Chairman of the Board of Courtesy Corporation, a McDonald’s franchisee, located in La Crosse, Wisconsin, since 2006, and prior to that, as President of Courtesy Corporation from 1968 to 2006. Mr. Lommen served as Vice Chairman of the Board of First Federal Capital Corp, which was acquired by Associated in October 2004, since April 2002. His qualifications to serve as a director of Associated and member of the Corporate Governance Committee and Risk and Credit Committee include successful small business/franchise ownership, his experience in all aspects of franchise ownership, particularly management and instruction of retail employees, and marketing and sales to consumers and his service as Vice Chairman of First Federal Capital Corp. Age: 65.

John C. Meng has been a director of Associated since January 1991. He served as Chairman of the Board of Schreiber Foods, Inc., Green Bay, Wisconsin, from October 1999 to November 2007. Schreiber Foods, Inc. markets dairy products to the food service industry worldwide and national retailers. He has served as a director of Schreiber Foods, Inc. since 1978 and as an officer since 1974, including Chairman, President, and CEO from May 1999 to October 1999, President and CEO from December 1989 to May 1999, President and Chief Operating Officer from 1985 to 1989 and CFO from 1974 to 1981. Mr. Meng served as a director of Integrys Energy Group, Inc. from February 2007 to February 2009 and its predecessor WPS Resources Corporation from February 2000 to February 2007. His qualifications to serve as a director of Associated and Chairman of the Compensation and Benefits Committee include executive leadership responsibility for Schreiber Foods, Inc., one of the largest privately held companies in the U.S. He has experience in marketing and sales, finance, commodities and manufacturing. He also has service as a bank director. Age: 65.

J. Douglas Quick has been a director of Associated since July 1991. He has served as Chairman of Lakeside Foods, Inc., Manitowoc, Wisconsin, since July 2008, and prior to that time served as Chairman and CEO of Lakeside Foods, Inc. from July 2007 to June 2008 and President and CEO of Lakeside Foods, Inc. from 1986 to June 2007. Lakeside Foods, Inc. is a food processor of a diverse line of food products sold throughout the United States and the world. Mr. Quick’s qualifications to serve as a director of Associated, Chairman of the Corporate Governance Committee and a member of the Nominating and Search Committee include 22 years of executive leadership experience as CEO and as a director of both public and private companies, including Lakeside Foods, Inc., and non-profit organizations, as well as management experience in the areas of manufacturing, strategic planning, mergers and acquisitions, and international business. He has an engineering background and has served as a bank director. Age: 63.

John C. Seramur has been a director of Associated since October 1997. Mr. Seramur also serves as a director of Associated Trust Company, National Association, a wholly owned subsidiary of Associated Bank, National Association. He was President, CEO and Chief Operating Officer of First Financial Corporation, a thrift holding company that merged with Associated in 1997, and its subsidiary, First Financial Bank, from 1966 to 1998. He has been a director of Health Payment Systems, Inc. since 2008 and currently serves as Chairman of the Board, a director of Stars Design since 2007 and a director of Vita Foods from 1999 to 2008. His qualifications to serve as a director of Associated, Chairman of the Risk and Credit Committee and a member of the Compensation and Benefits Committee, the Corporate Development Committee and the Nominating and Search Committee include serving as the CEO of First Financial Corporation. He also served as vice chairman of Associated. He has experience managing mergers and acquisitions. Age: 67.

Recommendation of the Board of Directors

The Board recommends that shareholders vote FOR the election of Mses. Beckwith, Crowley and Kamerick and Messrs. Flynn, Harder, Hutchinson, Lommen, Meng, Quick and Seramur to the Board of Directors.

Affirmative Determinations Regarding Director Independence

Associated’s Board has considered the independence of the nominees for election at the Annual Meeting under the corporate governance rules of the Nasdaq Stock Market (“NASDAQ”). The Board has determined that all of the nominees are independent under the NASDAQ corporate governance rules, except for Mr. Flynn, President and CEO of Associated. Mr. Flynn is not independent because of his service as an executive officer of Associated and not due to any other transactions or relationships.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Committees and Meeting Attendance

During 2009, the Board continued to take an active role, met often and established the Credit and Risk Committee and Nominating and Search Committee. Mr. Hutchinson assumed the role of Lead Director in April 2009 and presided over numerous executive sessions of the independent directors that resulted in significant actions. These included more direct and frequent communications with executive officers and banking regulators, consideration of key issues and governance changes, and the engagement of Winston & Strawn LLP as counsel to the independent directors. The Lead Director, in consultation with the Corporate Governance Committee and the Compensation and Benefits Committee and supported by counsel to the independent directors, led the negotiations leading to the resignation of Ms. Binder, the retirement of Mr. Beideman and the hiring of Mr. Flynn, and the documentation of the related agreements.

The Board held 18 meetings during 2009. All of the current directors who served on the Board during 2009 attended at least 75% of the total number of meetings of the Board and its committees of which they were members. The Board convened an executive session of its independent directors at all of its regular board meetings held in 2009. The Board has adopted Corporate Governance Guidelines, including a Code of Ethics for Directors and Executive Officers, which can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.” We will describe on our website amendments to or waivers from our Code of Ethics in accordance with all applicable laws and regulations. Associated’s executive officers, as employees of Associated, are also subject to the Associate Code of Conduct.

The Audit Committee of the Board of Directors (the “Audit Committee”), composed of Mses. Beckwith and Kamerick and Messrs. Harder (Chairman) and Hutchinson, all of whom are outside directors who meet the independence requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ corporate governance rules, held 24 meetings during 2009. The Audit Committee reviews the adequacy of internal accounting controls, reviews with the independent registered public accounting firm its plan and results of the audit engagement, reviews the scope and results of procedures for internal auditing, reviews and approves the general nature of audit services by the independent registered public accounting firm, and reviews quarterly and annual financial statements issued by Associated. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, subject to ratification by the shareholders at the Annual Meeting. Both the internal auditors and the independent registered accounting firm meet periodically with the Audit Committee and have free access to the Audit Committee at any time. In addition, the Audit Committee oversees management’s bank regulatory compliance. In light of the new requirements imposed on Associated and the Board under TARP and increased oversight by bank regulators, the Lead Director requested counsel to the independent directors to provide guidance to the Audit Committee in its oversight responsibilities and processes. The Audit Committee reviews and enforces the Code of Ethics for Directors & Executive Officers. The Charter of the Audit Committee can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.”

The Compensation and Benefits Committee of the Board of Directors (the “Compensation and Benefits Committee”), composed of Ms. Crowley and Messrs. Meng (Chairman) and Seramur, all of whom are outside directors who meet the independence requirements set forth in the Exchange Act and NASDAQ corporate governance rules, held seven meetings in 2009. The Compensation and Benefits Committee’s functions include, among other duties directed by the Board, administration of Associated’s executive compensation and employee benefit programs and oversight. The Compensation and Benefits Committee assumed responsibility for review and determination of director compensation in October 2009 from the Corporate Governance Committee. The Charter of the Compensation and Benefits Committee can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.”

The Corporate Governance Committee of the Board of Directors (the “Corporate Governance Committee”), composed of Messrs. Lommen, Quick (Chairman), and Santiago, all of whom are outside directors who meet the independence requirements set forth in the Exchange Act and NASDAQ corporate governance rules, held five meetings in 2009. Mr. Santiago will not be standing for re-election to the Board of Directors at the 2010 Annual Meeting. The Corporate Governance Committee’s functions include corporate governance oversight, review and recommendation for Board approval of Board and committee charters. The Corporate Governance Committee also reviews the structure and composition of the Board, considers qualification requirements for continued Board service, and recruits new director candidates. Prior to October 2009, the Corporate Governance Committee was responsible for review and determination of director compensation. The Charter of the Corporate Governance Committee can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.”

The Nominating and Search Committee established in 2009 as a subcommittee of the Corporate Governance Committee (the “Nominating and Search Committee”), composed of Mses. Crowley and

Kamerick and Messrs. Quick (Chairman), Hutchinson and Seramur, all of whom are outside directors who meet the independence requirements set forth in the Exchange Act and NASDAQ corporate governance rules, held 17 meetings in 2009. The Nominating and Search Committee’s functions focused on the selection of our recently hired President and CEO.

The Corporate Development Committee of the Board of Directors (the “Corporate Development Committee”), composed of Messrs. Hutchinson (Chairman) and Seramur, both of whom are outside directors who meet the independence requirements set forth in the Exchange Act and NASDAQ corporate governance rules, held no meetings in 2009. The Corporate Development Committee’s functions include, among other duties directed by the Board, reviewing and recommending to the Board proposals for acquisition or expansion activities. The Charter of the Corporate Development Committee can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.”

The Risk and Credit Committee of the Board of Directors (the “Risk and Credit Committee”), composed of Ms. Kamerick and Messrs. Lommen and Seramur (Chairman), all of whom are outside directors who meet the independence requirements set forth in the Exchange Act and NASDAQ corporate governance rules, was formed in June 2009 and held six meetings in 2009. The Risk and Credit Committee’s primary responsibility is oversight of credit, interest rate and liquidity risks. The Risk and Credit Committee relies on management to establish appropriate policies, practices and procedures. The Charter of the Risk and Credit Committee can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.”

It is Associated’s policy that all of Associated’s directors and nominees for election as directors at the Annual Meeting attend the Annual Meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2009 Annual Meeting of Shareholders were in attendance, with the exception of Mr. Santiago.

Separation of Board Chairman and CEO

As reflected in our Corporate Governance Guidelines, while the Board has no formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer, the Board acknowledges that such separation may be appropriate under certain circumstances. Currently, the positions of Chairman of the Board and Chief Executive Officer are separated. The Board elected to separate these roles in light of Mr. Flynn recently joining Associated in December 2009 and because it determined that Mr. Hutchinson, our former Lead Director, serving as Chairman would enhance the effectiveness of the Board. Additionally, the Board recognized that managing the Board in the current economic environment is a particularly time-intensive responsibility. Separating the roles allows Mr. Flynn to focus solely on his duties as the Chief Executive Officer which better serves Associated. Separation of these roles also promotes risk management, enhances the independence of the Board from management and mitigates any potential conflicts of interest between the Board and management.

Board Diversity

The Corporate Governance Committee considers attributes of diversity as outlined in the Corporate Governance Committee Charter when considering director nominees. While these attributes are considered on an ongoing basis for the Board as constituted, they are particularly considered in the recruitment and deliberation regarding new nominees. The Corporate Governance Committee Charter sets forth desired diversity characteristics for Board member experience and competencies. The Corporate Governance Committee believes that Associated’s best interests are served by maintaining a diverse and active Board membership with members who are willing, able and well-situated to provide insight into current business conditions, opportunities and risks. The “outside” perspectives of the Board members are key factors in contributing to our success. The following diversity principles were initially implemented and have been in place since April 2003 and are set forth in the Corporate Governance Committee Charter:

•	The number of directors should be maintained at 10-12 persons with the flexibility to expand, if required, to support acquisitions or mergers.

•	Geographic diversity, as it relates to the markets Associated serves.

•	Industry representation, including a mix and balance of manufacturing, service, public and private company service.

•	Multi-disciplinary expertise, including financial/accounting expertise, sales/marketing expertise, mergers and acquisition expertise, regulatory, manufacturing, and production expertise, educational institutions, and public service expertise.

•	Racial, ethnic, and gender diversity.

•	A majority of the members of the Board shall be “independent” directors as defined by applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of NASDAQ.

The Corporate Governance Committee has periodically assessed the effectiveness of the principles set forth above, most recently in connection with its activities in preparation for the 2010 Annual Meeting of Shareholders. In light of the current Board’s representation of diverse industry, background, communities within Associated’s markets, professional expertise and gender diversity, the Corporate Governance Committee believes that Associated has effectively implemented these principles.

Director Nominee Recommendations

The Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with this section under the same criteria as any other potential nominee. The Corporate Governance Committee believes that a nominee recommended for a position on the Board must have an appropriate mix of director characteristics, experience, diverse perspectives, and skills. Qualifications for nomination as a director can be found in the Corporate Governance Committee Charter. At a minimum, the core competencies should include accounting or finance experience, market familiarity, business or management experience, industry knowledge, customer-base experience or perspective, crisis response, leadership, and/or strategic planning.

A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail, c/o Corporate Secretary, Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304, that sets forth (1) the name, age, address (business and residence) and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of Associated beneficially owned (as defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of Associated, whether economic or otherwise, including derivatives and hedges, by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to Section 14(a) of the Exchange Act; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of Associated beneficially owned (as defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of Associated, whether economic or otherwise, including derivatives and hedges, by the shareholder making the recommendation. Associated may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of Associated.

Communications Between Shareholders and the Board of Directors

Associated’s Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors by mail, c/o Corporate Secretary, Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304, or by e-mail to shareholders@associatedbank.com. All communications will be compiled by Associated’s Corporate Secretary and submitted to the Board or the individual directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate

Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Associated or Associated’s business, or communications that relate to improper or irrelevant topics.

Compensation and Benefits Committee Interlocks and Insider Participation

There are no Compensation and Benefits Committee interlocking relationships, as defined by the rules adopted by the Securities and Exchange Commission, and no Associated officer or employee is a member of the Compensation and Benefits Committee.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The following is a list of names and ages of executive officers of Associated indicating all positions and offices held by each such person and each such person’s principal occupation(s) or employment during the past five years. Officers are appointed annually by the Board of Directors at the meeting of directors immediately following the annual meeting of shareholders. There are no family relationships among these officers, nor any arrangement or understanding between any officer and any other person pursuant to which the officer was selected. No person other than those listed below has been chosen to become an executive officer of Associated. The information presented below is as of March 15, 2010.

Brian R. Bodager serves as Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of Associated and Associated Bank, National Association. He serves as a director of Associated Bank, National Association, and Executive Vice President, Secretary, and director of Associated Trust Company, National Association, a wholly owned subsidiary of Associated Bank, National Association. He is also a director of the following subsidiaries and affiliates of Associated: Associated Financial Group, LLC; Associated Investment Services, Inc.; Associated Wisconsin Investment Corp.; Associated Minnesota Investment Corp.; Associated Illinois Investment Corp.; Associated Wisconsin Real Estate Corp.; Associated Minnesota Real Estate Corp.; Associated Illinois Real Estate Corp.; Financial Resource Management Group, Inc.; First Enterprises, Inc.; First Reinsurance, Inc.; Banc Life Insurance Corporation; Associated Mortgage Reinsurance, Inc.; Associated Risk Group, LLC; Associated Banc-Corp Founders Scholarship Fund; and Associated Banc-Corp Foundation. He was first elected an executive officer of Associated on July 22, 1992. Age: 54.

Oliver Buechse serves as Executive Vice President, Chief Strategy Officer of Associated and Associated Bank, National Association. From February 2004 to January 2010, he was Senior Vice President, Strategy and Special Projects at San Francisco-based Union Bank, and from July 2009 to January 2010, he also served as Senior Vice President, North American Vision and Portfolio Strategy for Bank of Tokyo — Mitsubishi UFG. He began his career at McKinsey & Company, working in the U.S., Germany, and Austria. He was first elected as an executive officer of Associated on February 15, 2010. Age: 41.

Judith M. Docter serves as Executive Vice President, Director, Human Resources, of Associated and Associated Bank, National Association. She is a director of Associated Bank, National Association and Associated Financial Group, LLC. She was Senior Vice President, Director of Organizational Development, for Associated from May 2002 to November 2005. From March 1992 to May 2002, she served as Director of Human Resources for Associated Bank, National Association, Fox Valley Region and Wealth Management. She was first elected an executive officer of Associated on November 10, 2005. Age: 49.

Scott S. Hickey serves as Executive Vice President, Chief Credit Officer of Associated and Associated Bank, National Association. He is a director of Associated Bank, National Association. From August 1985 to October 2008, he was Executive Vice President and Chief Approval Officer of U.S. Bank, N.A. He was first elected an executive officer of Associated on October 23, 2008. Age: 54.

Mark J. McMullen serves as Executive Vice President, Director, Wealth Management, of Associated and Associated Bank, National Association. He is a director of Associated Bank, National Association, Chairman and CEO of Associated Trust Company, National Association, Chairman of the Board of

Associated Investment Services, Inc., and Chairman of the Board of Associated Financial Group, LLC. He is also a director of ASBC Investment Corp. (a subsidiary of Associated Bank, National Association). He was first elected an officer of Associated on June 2, 1981, and an executive officer of Associated initially on April 25, 2001 and most recently on July 1, 2009, following a previously announced retirement transition. Age: 61.

Arthur E. Olsen, III serves as Executive Vice President, General Auditor, of Associated. He was first elected an executive officer of Associated on July 28, 1993. Age: 58.

Mark D. Quinlan serves as Executive Vice President and Chief Information Officer, Director of Operations and Technology, of Associated and Associated Bank, National Association. He is a director of Associated Bank, National Association. From November 2004 to November 2005, Mr. Quinlan served as a consultant to Sky Financial Group, an Ohio bank holding company, as the interim Chief Technology Officer. He was Chief Information Officer for Charter One Bank, N.A., from September 2003 to September 2004. He was first elected an executive officer of Associated on November 10, 2005. Age: 49.

Mark G. Sander serves as Executive Vice President, Commercial Banking of Associated and Associated Bank, National Association. He is a director of Associated Bank, National Association. Prior to joining Associated, Mr. Sander held the position of Commercial Banking Executive at Bank of America from October 2007 to February 2009. From 1980 to 2007, Mr. Sander held a number of leadership positions in commercial banking at LaSalle Bank, N.A. and its parent, ABN AMRO Bank, N.V., including corporate executive vice president. He was first elected an executive officer on August 31, 2009. Age 51.

Joseph B. Selner serves as Executive Vice President, Chief Financial Officer (“CFO”), of Associated and Associated Bank, National Association. He is a director of Associated Bank, National Association; Associated Trust Company, National Association; Associated Investment Services, Inc.; ASBC Investment Corp.; Associated Wisconsin Real Estate Corp.; Associated Minnesota Real Estate Corp.; Associated Illinois Real Estate Corp.; First Enterprises, Inc.; First Reinsurance, Inc.; Banc Life Insurance Corporation; Associated Banc-Corp Founders Scholarship Fund; and Associated Banc-Corp Foundation. He was first elected an executive officer of Associated on January 25, 1978. Age: 63.

David L. Stein serves as Executive Vice President, Director of Retail Banking. He is a director of Associated Bank, National Association and Riverside Finance, Inc. He was the President of the South Central Region of Associated Bank, National Association, since January 2005. He held various positions with J.P. Morgan Chase & Co., and one of its predecessors, Bank One Corp, from August 1989 until joining Associated in January 2005. He was first elected an executive officer of Associated on June 19, 2007. Age: 46.

STOCK OWNERSHIP

Security Ownership of Beneficial Owners

The following table presents information regarding the beneficial ownership of our common stock as of December 31, 2009, with respect to each person who, to our knowledge, is the beneficial owner of 5% or more of our outstanding common stock.

	Amount and Nature
	of Beneficial		Percent
Name and Address	Ownership(1)(2)		of Class

FMR LLC 82 Devonshire Street Boston, MA 02109	19,109,616	(3)	14.95%
Blackrock, Inc.(4) 40 East 52nd Street New York, NY 10022	7,554,853		5.91%

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) the voting power thereof, including the power to vote or to direct the voting of such shares, or (b) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares of which such person has the right to acquire beneficial ownership within 60 days.

(2)	In its capacity as fiduciary, the beneficial holder exercises voting power where authority has been granted. In other instances, the beneficial holder solicits voting preferences from the beneficiaries. In the event responses are not received as to voting preferences, the shares will not be voted in favor of or against the proposals.

(3)	In the capacity of fiduciary, included are 2,691,360 shares with sole power to vote or direct the vote and 19,109,616 shares with sole power to dispose or direct the disposition.

(4)	On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, Barclays Global Investors and substantially all of its affiliates are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings.

Security Ownership of Directors and Management

Listed below is information as of the Record Date concerning beneficial ownership of Common Stock for each director and Named Executive Officer (defined below) and by directors and executive officers as a group, and is based in part on information received from the respective persons and in part from the records of Associated.

	Amount and Nature
	of Beneficial	Shares Issuable	Percent
Name of Beneficial Owner	Ownership(1)	Within 60 Days(2)	of Class

Directors
Philip B. Flynn	138,683	0	*
Paul S. Beideman	472,727	372,100	*
Lisa B. Binder	50	0	*
Karen T. Beckwith	10,000	0	*
Ruth M. Crowley	3,253	0	*
Ronald R. Harder	19,998	0	*
William R. Hutchinson	89,213	0	*
Eileen A. Kamerick	4,500	0	*
Richard T. Lommen	172,137	16,764	*
John C. Meng	110,035	6,022	*
J. Douglas Quick	62,317	6,022	*
Carlos E. Santiago	0	0	—
John C. Seramur	277,387	6,022	*
Named Executive Officers
Joseph B. Selner	488,521	290,178	*
Scott S. Hickey	61,274	17,000	*
Mark D. Quinlan	139,479	78,424	*
Mark J. McMullen	446,686	265,158	*
David A. Baumgarten	244,013	206,816	*
All Directors and Executive Officers as a group (23 persons)	3,521,920	1,765,756	2.01%

*	Denotes percentage is less than 1%.

(1)	Beneficial ownership includes shares with voting and investment power in those persons whose names are listed above or by their spouses or trusts. Some shares may be owned in joint tenancy, by a spouse, or in the name of a trust or by minor children. Shares include shares issuable within 60 days of the Record Date and vested and unvested service-based restricted stock.

(2)	Shares subject to options exercisable within 60 days of the Record Date.

Stock Ownership Guidelines

Associated has established guidelines for the ownership of Associated common stock by its senior executives. See “Executive Compensation — Compensation Discussion and Analysis — Security Ownership Guidelines.”

Associated has established stock ownership guidelines for the Board (the “Director Stock Ownership Guidelines”). The Director Stock Ownership Guidelines provide that each member of the Board shall own the value of stock equal to five times the annual amount contributed by Associated on the director’s behalf into the Associated Banc-Corp Director’s Deferred Compensation Plan (currently $200,000). Directors are required to attain such stock ownership goal by the later of July 26, 2011, or five years from the date on which they first were appointed to the Board. Balances in the Directors Deferred Compensation Plan count toward satisfying this requirement. Ms. Beckwith, Mr. Harder, Mr. Hutchinson, Ms. Kamerick, Mr. Lommen, Mr. Meng, Mr. Quick and Mr. Seramur are in compliance with the stock ownership guidelines. Ms. Crowley must be in compliance with the stock ownership guidelines by July

2011; as of the Record Date, Ms. Crowley’s stock ownership aggregates to approximately $179,000. Mr. Santiago will not be standing for re-election to the Board of Directors at the 2010 Annual Meeting.

Directors’ Deferred Compensation Plan

In addition to the beneficial ownership set forth in the Security Ownership of Directors and Management table above, the following non-employee directors have an account with the balances in phantom stock set forth below in the Directors’ Deferred Compensation Plan. The dollar balances in these accounts are also expressed daily in units of common stock of Associated based on its daily closing price. The balances are counted by Associated toward the non-employee director holding requirements under the Director Stock Ownership Guidelines. The units are nonvoting. See “Director Compensation — Directors’ Deferred Compensation Plan.”

		Equivalent Number
	Account Balance at	of Associated
Director	the Record Date	Common Shares(1)

Karen T. Beckwith	$121,686	9,426
Ruth M. Crowley	$137,179	10,626
Ronald R. Harder	$121,686	9,426
William R. Hutchinson	$139,528	10,808
Eileen A. Kamerick	$144,675	11,206
Richard T. Lommen	$247,236	19,151
John C. Meng	$334,346	25,898
J. Douglas Quick	$139,528	10,808
Carlos E. Santiago	$82,166	6,365
John C. Seramur	$72,440	5,611

(1)	Based on the closing price of $12.91 of Associated common stock on the Record Date.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Nature and Structure of Compensation Administration

Associated’s Compensation and Benefits Committee (the “Committee”) of the Board of Directors is responsible for all compensation of Associated’s Named Executive Officers (“NEOs”). The Committee consists of Ms. Crowley, Mr. Meng (Chairman), and Mr. Seramur. The Committee sets the strategic direction for Associated’s executive compensation policies and programs and helps ensure management’s execution and compliance with that strategic direction. It also oversees the design and structure of certain compensation and benefit arrangements described in this Proxy Statement. It sets the compensation of the Chief Executive Officer (the “CEO”) and, with input from the CEO, establishes compensation for the other NEOs.

The Committee has the sole authority to hire outside compensation consultants to advise it on the structure and amount of compensation of the executive officers of Associated. The Committee retained Mercer (US) Inc. (“Mercer”) to provide information, analyses and advice regarding executive and director compensation in early 2009 through October 2009. The Committee had retained Mercer since October 2005. In the interest of maintaining a strong governance process and obtaining a new perspective, the Committee engaged Towers, Perrin, Forster & Crosby, Inc., now known as Towers Watson (“Towers”) in October 2009 to advise it on the compensation structure of Associated’s new CEO and executive compensation for 2010. The compensation consultant performs these services reporting directly to the Committee. The Committee has established procedures that it considers adequate to ensure that the compensation consultant’s advice to the Committee remains objective and is not influenced by Associated’s management. These procedures include: a direct reporting relationship of the compensation consultant to the Committee; a provision in the Committee’s engagement letter with the compensation consultant specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Committee on the compensation consultant’s financial relationship with Associated, including a summary of the work performed for Associated during the preceding 12 months; and written assurances from the compensation consultant that, within the compensation consultant’s organization, the compensation consultant’s lead professional who performs services for Associated has a reporting relationship and compensation determined separately from the compensation consultant’s other lines of business and for its other work for Associated. Towers prepared and presented reports to the Committee at its December 2009 and January 2010 meetings for purposes of assisting the Committee in making compensation decisions with respect to 2009 annual incentive bonuses, incentive compensation plans, and 2010 base salaries and equity awards.

During the four years ended December 31, 2009, Mercer advised the Committee with respect to Associated’s executive compensation and outside director compensation during each year. The services provided by Mercer included testing of the alignment of executive pay and business performance relative to the peer companies described below, review of annual and long-term incentive plans, evaluation of the competitiveness of compensation provided to Associated’s non-employee directors, and guidance to the Committee and management concerning trends in executive and director compensation and benefits and related issues.

Since its engagement by the Committee in October 2009, Towers has advised the Committee with respect to Associated’s executive compensation and outside director compensation. The services provided by Towers include preparation of a competitive analysis of Associated’s senior executive compensation levels, assessment of incentive risk by reviewing Associated’s material employee incentive compensation plans, evaluation of executive pay and business performance relative to Associated’s peer group, and review of non-employee director compensation practices as disclosed in peer company public filings.

As part of the annual compensation review process, management, in particular the CEO and the Director of Human Resources, interacts with the compensation consultant and the Committee providing information, including the current compensation structure and details regarding executive compensation, assessments of executive performance, and descriptions of the job responsibilities of executive officers. The CEO typically provides input to the compensation consultant to apply and interpret the compensation surveys and peer group analysis and provides information to present recommendations to the Committee for compensation decisions for the NEOs other than himself. The Director of Human Resources in conjunction with the compensation consultant presents all of the pertinent compensation information for the CEO to the Committee, and the Committee makes its decisions for CEO compensation in an executive session without the CEO present. As discussed below, the structuring and negotiations of the compensation arrangements for Mr. Flynn were handled by the Committee solely with the advice of the Committee’s compensation consultants and outside legal counsel.

Compensation Compliance Under the Troubled Asset Relief Program

In November 2008, as part of the United States Department of the Treasury’s (the “UST”) Capital Purchase Program (the “CPP”) under the Troubled Asset Relief Program (“TARP”), Associated voluntarily sold shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Senior Preferred Stock”) and related warrants to purchase its common stock to the UST for total proceeds of $525 million.

During the period in which any obligation under TARP is outstanding, excluding the period when the UST only holds warrants (the “Restricted Period”), Associated employee benefit plans and other executive compensation arrangements for its senior executive officers, who are currently the NEOs, and certain other highly compensated employees of Associated, must comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (collectively “EESA”), which became effective February 17, 2009, and the UST’s rules. The UST has issued interim final rules to implement Section 111 of EESA.

The Interim Final Rule on TARP Standards for Compensation and Corporate Governance was issued by the UST in June 2009. The Interim Final Rule imposed restrictions on Associated’s compensation of senior executive officers and certain other employees as a participant in the CPP.

The Interim Final Rule prohibited certain components of Associated’s compensation program as it existed in February 2009 applicable to senior executive officers of Associated, including:

•	payment or accrual of annual and long-term incentive compensation;

•	granting of stock options; and

•	separation compensation, including separation benefits under Associated’s general severance policy applicable to all employees and its change of control plan.

Under the Interim Final Rule, the types of compensation available to Associated for compensating the senior executive officers are cash salary, salary paid in shares of Associated common stock and grants of restricted stock, subject to annual limitations on amount and vesting.

EESA requires Associated to place limits on compensation to prevent the NEOs from taking unnecessary and excessive risks that threaten the value of Associated during the Restricted Period. EESA further requires the Committee to meet at least semi-annually with Associated’s senior risk officers to review the relationship between Associated’s risk management policies and the NEOs’ incentive arrangements. The Committee must also certify that it has completed the foregoing reviews in the proxy statement. The Committee conducted its semi-annual reviews of incentive compensation in July 2009 and December 2009 with Associated’s senior risk officers. The Committee also engaged Towers to provide a third party review of all of Associated’s incentive plans. Towers affirmed that there was no unnecessary or excessive risk in Associated’s incentive plans, and that those same plans did not incent the manipulation of earnings.

Each of the NEOs (other than Mr. Flynn who joined Associated in December 2009) executed a waiver and entered into a TARP Capital Purchase Program Compliance, Amendment and Consent Agreement with Associated for the purpose of amending each NEO’s compensation, bonus, incentive and other benefit plans, arrangements and agreements in order to comply with executive compensation and limitations of Section 111 of EESA. Mr. Flynn’s employment agreement is in compliance with Section 111 of EESA.

Compensation Policies for Employees Affecting Risk and Risk Management

As described above in connection with Associated’s compliance under EESA, following reviews with Associated’s senior risk officers and the review of Towers, the Committee determined that its compensation plans do not encourage its senior executive officers or employees to take unnecessary and excessive risks that threaten the value of Associated, nor do such plans encourage behavior focused on short-term results rather than long-term value creation. The Committee has ensured that these plans do not encourage the manipulation of reported earnings of Associated to enhance the compensation of any of Associated’s employees. The Committee also determined that none of Associated’s compensation policies or practices for its employees is reasonably likely to have a material adverse effect on Associated.

Flynn Employment Agreement

In August 2009, Mr. Beideman announced his retirement and the Board’s Nominating and Search Committee announced a national search for a new CEO. The Committee engaged Mercer to provide advice as to the structuring of the compensation arrangement as well as counsel to negotiate and document the terms of the arrangement in compliance with the limitations of TARP. In light of the TARP limitations on bonuses, cash incentive compensation, stock options, severance, and the resultant trends in the CEO compensation arrangements of TARP participants during 2009, base salary was structured with a portion payable in cash and a portion paid in vested shares of common stock subject to restrictions on transfer. Based on this structure, approximately 75% of total annual compensation is paid in Associated common stock to align Mr. Flynn’s interests with those of shareholders. Towers was engaged by the Committee prior to the finalization of the arrangement and provided its advice to the Committee on the proposed structure of Mr. Flynn’s compensation.

The Board, based on the approval and recommendation of the Committee, entered into an Employment Agreement with Mr. Flynn dated as of November 16, 2009 (the “Flynn Agreement”). The Flynn Agreement provides that Mr. Flynn is an “at will” employee and specifies the terms of compensation through December 31, 2011 (the “Term”). The Flynn Agreement specifies the following annual compensation during the Term (which shall be prorated for any partial period of employment during the Term):

Base Salary:  $1,200,000 payable in cash in accordance with our payroll policies.

Share Salary:  $2,256,000 payable at the time that Base Salary is payable to Mr. Flynn, net of applicable tax withholdings and deductions, in grants of shares of our common stock, having a fair market value on the date of grant equal to the pro rata portion of the salary payable on each such pay date pursuant to the terms of our 2003 Long-Term Incentive Plan or its successor equity incentive plan. As required under TARP, each share payable to Mr. Flynn as Share Salary shall be fully vested as of the date of grant. Although restrictions on transfer are not required under TARP, the Committee imposed restrictions on transfer that lapse as set forth in the table below.

Lapse of Transfer
Month and Year of Grant	Restrictions

December 2009	January 3, 2011
January through April 2010	January 3, 2011
May through August 2010	January 3, 2012
September through December 2010	January 2, 2013
January through April 2011	January 3, 2012
May through August 2011	January 2, 2013
September through December 2011	January 2, 2014

Restricted Shares:  $1,200,000 payable in restricted shares of our common stock or restricted stock units (“Restricted Stock”), based on the fair market value at the date of grant. Mr. Flynn received grants of Restricted Stock on December 1, 2009 and January 4, 2010. Mr. Flynn will receive a grant of Restricted Stock on January 3, 2011. The Restricted Stock will vest in 25% increments on the dates that Associated makes repayments in 25% increments of the aggregate funds received by us under TARP. If Mr. Flynn’s employment is terminated for any reason, other than as a result of Mr. Flynn’s death or disability or a change of control, within two years of the date on which an award of Restricted Stock is granted, Mr. Flynn shall forfeit such award in accordance with the TARP requirements.

Supplemental Retirement Benefit:  9.5% of Base Salary and Share Salary (each at their annual rate) less the applicable dollar limitation in effect for such calendar year set forth in Section 401(a)(17) of the Internal Revenue Code (the “Code”) (currently $245,000) payable on the last day of each payroll period (the “Supplemental Retirement Benefit”). Each Supplemental Retirement Benefit accrual will be vested on the date of such accrual and will be distributed in a lump sum upon Mr. Flynn’s “separation from service” within the meaning of Section 409A of the Code. Our obligation to accrue for the Supplement Retirement Benefit continues during Mr. Flynn’s employment following the Term.

During Mr. Flynn’s employment, Associated will make available to Mr. Flynn such fringe and other benefits and perquisites as are regularly and generally provided to the other senior executives of Associated, subject to the terms and conditions of any employee benefit plans and arrangements maintained by us and all applicable TARP requirements, including, without limitation, the restriction on tax gross-up payments. Mr. Flynn has declined the monthly allowance for business use of an automobile and club membership fees. Associated paid the expenses of Mr. Flynn in connection with him entering into the Flynn Agreement which were approximately $21,000, as required pursuant to its terms. The Flynn Agreement provides for our indemnification of Mr. Flynn subject to applicable law and our bylaws and maintenance of directors’ and officers’ insurance coverage for the later of six years or the date that claims would be time barred with coverage to Mr. Flynn no less favorable than coverage provided to any current or former executive.

The Flynn Agreement provides for compliance with any golden parachute payment limitations and any other compensation limitations under TARP. Further, the Flynn Agreement does not provide for severance and tax gross-ups.

Objectives of the Compensation Program

The objectives of the compensation program are to provide a balanced, competitive total compensation program aligned with several goals. These goals include the ability to attract, retain and motivate high-quality executives, reward individual actions and behaviors that support Associated’s mission, business strategies and performance-based culture, without unnecessary and excessive risk; and maintain a total compensation program that reflects the performance of Associated while ensuring compensation positioned within competitive market ranges.

The compensation program as modified for compliance with the limitations under TARP, for the NEOs includes:

•	annual base salary paid in cash;

•	salary paid in salary shares;

•	restricted stock awards;

•	pension benefits; and

•	perquisites.

Adopting this compensation structure has shifted the pay mix of target compensation for the NEOs to a higher concentration on equity, which continues to align executive compensation with the interests of shareholders, compared to cash salary and annual cash bonus as illustrated in the tables below:

	Pre-TARP Percentage of	Under TARP Percentage of
Compensation Element	Target Compensation(1)	Target Compensation(1)

CEO (2)
Cash	67%	25%
Equity	33%	75%
Other NEOs
Cash	64%	30%
Equity	36%	70%

(1)	Percentages calculated based on target compensation rather than total compensation reported in the Summary Compensation Table.

(2)	Percentages apply to Mr. Beideman.

Associated’s objective is to set target total compensation for executive officers generally near the median level for executives having comparable responsibility for financial institutions of comparable asset size. This objective is important because Associated competes with such organizations for the services of its executives and compares its financial performance to those organizations.

Competitive compensation levels considered by Mercer in making its recommendations to the Committee are based upon the results of several compensation surveys and a peer group analysis. Comparisons were made by Mercer at the 25th, 50th and 75th percentiles. The analysis of the survey data accounts for differences in corporate size, business lines, date of data collection, and executive position responsibilities. The peer group, established in prior years and updated in December 2008, was used to set 2009 base salaries in January 2009. This peer group consists of 19 publicly traded bank holding companies1, seven of which are in the NASDAQ bank index, that ranged in asset size as of third quarter 2008 from $13 billion to $65 billion and are engaged in similar lines of business as Associated. The median size of the companies in this group was $17 billion in assets compared to Associated’s $22 billion in assets based upon third quarter 2008 data. Associated management and the Committee, in conjunction with Mercer, provided input as to the constituents of this peer group. This peer group is used for comparison of compensation levels for the NEOs and for comparing Associated’s business performance to demonstrate pay-for-performance and other pay practices.

Towers tracked the performance of this peer group and its reported executive compensation during 2009 and compared Associated’s 2009 compensation in December 2009 with the Towers 2009 Executive Financial Services Survey of publicly traded companies (over 90 companies) and separately the 29 retail banks included in that survey. Towers advised that the additional comparisons provided broader perspective.

Long-term incentive compensation is limited by Associated under the TARP interim final rules to restricted stock. Long-term incentive compensation is intended to directly relate a portion of the executive officer’s compensation to stock price appreciation realized by Associated’s shareholders, enhance retention of key executives, build ownership of Associated stock, and align compensation with stock performance over a multi-year period.

[1]	Peer Group Companies

BancorpSouth Inc.	Cullen/Frost Bankers Inc.	The South Financial Group Inc.
BOK Financial Corporation	First Horizon National Corporation	Synovus Financial Corp
Citizens Republic Bancorp	Fulton Financial Corporation	TCF Financial Corporation
City National Corporation	Huntington Bancshares Incorporated	Valley National Bancorp
The Colonial BancGroup, Inc.	M & T Bank Corporation	Webster Financial Corp.
Comerica Incorporated	Marshall & Ilsley Corporation	Zions Bancorporation
Commerce Bancshares, Inc.

Associated has established stock ownership guidelines for the NEOs and other key executives. The purpose of the guidelines is to ensure Associated’s senior executives own a portion of Associated stock to help ensure that business decisions are made in the best interest of long term shareholder value.

Associated’s retirement program, which includes the Retirement Account Plan (“RAP”), the Associated Banc-Corp 401(k) and Employee Stock Ownership Plan (the “401(k) Plan”) and the Supplemental Executive Retirement Plan (the “SERP”), provides post-retirement income to the NEOs.

The perquisites offered during employment, described under “Perquisites” below, complete the competitive total compensation program.

Elements of 2009 Executive Compensation

The Committee established 2009 compensation in January 2009 prior to the limitations imposed under TARP, which were effective in February 2009 and implemented by the Interim Final Rule in June 2009, with respect to Associated’s NEOs and its next twenty most highly compensated employees. The discussion below relating to 2009 compensation reflects the Committee’s decisions prior to the effective dates of the TARP limitations.

Short Term

Base Salary.  Associated’s objective is to pay a base salary that is competitive with that of peer companies, to reward performance and to enable it to attract and retain the top talent that Associated needs to manage and expand its business. Base salary is set each year taking into account market compensation data, the compensation consultant’s recommendations, as well as the performance level of the executive and the competency level demonstrated in the past. Changes in base salary are market-based and typically effective in the first quarter of each year. For 2009, the Committee did not approve any increase in base salaries from 2008 levels for the NEOs. When 2009 base salaries were established, each of the NEO’s base cash salary comparative position against the 50th percentile of market based upon peer group and survey data was as follows: Mr. Beideman — equal to market, Mr. Selner — 11% below, Mr. Hickey — 18% above, Mr. Quinlan — 3% below, Mr. McMullen — 12% above, Ms. Binder — 20% above and Mr. Baumgarten — 12% above.

Annual Incentive Bonus.  No bonuses were awarded or paid with respect to 2009 performance, consistent with TARP-imposed limitations. Prior to these limitations, Associated’s Performance Incentive Plan (“PIP Plan”) provided the potential for annual incentive bonuses and was designed to: (1) enable Associated to achieve or exceed business goals; (2) reward team and individual performance at a level consistent with shareholder rewards; (3) maintain a total compensation program that reflects the performance of Associated that is competitive within the marketplace; and (4) provide internal equity for incentive payments based upon Associated, unit, and individual performance against established goals. Examples of discretionary factors may include company performance relative to annual goals and peer group performance, total shareholder return, market share growth, net income growth, return on average equity and assets, net charge-off ratio, loan quality and growth, deposit growth, non-interest expense, cross-selling effectiveness, customer experience, community outreach, and performance on other unit objectives. The annual incentive bonus goals and targets established for 2009 included:

				Goals
					Revenue	Loan	Expense
				EPS	Growth	Loss	Control
				Goal	Goal	Provision	Goal
				$1.50	3.62%	$176MM	At Budget
	Target as
	% of Base	% Weighted
Executive	Salary	Corporate	Unit	Corporate Relative Measurement Weighting

Philip B. Flynn	—	—	—	—	—	—	—
Paul S. Beideman	100%	100%	0%	50%	20%	20%	10%
Joseph B. Selner	50%	100%	0%	50%	20%	20%	10%
Scott S. Hickey	50%	100%	0%	50%	20%	20%	10%
Mark D. Quinlan	50%	100%	0%	50%	20%	20%	10%
Mark J. McMullen	50%	50%	50%	50%	20%	20%	10%
Lisa B. Binder	100%	100%	0%	50%	20%	20%	10%
David A. Baumgarten	50%	50%	50%	50%	20%	20%	10%

In addition, the Committee historically may have used discretionary factors to enhance or reduce the business unit’s incentive payment to achieve a balance among Associated financial performance measures, individual performance, and discretionary qualitative factors. For 2009, the Committee approved no awards under the PIP Plan to any of Associated’s NEOs or its next twenty most highly compensated employees.

Long Term

Overview

Prior to the limitations imposed under TARP, long-term incentive compensation opportunities were delivered in several forms through the Associated Banc-Corp Cash Incentive Compensation Plan (cash awards) and the 2003 Long Term Incentive Stock Plan (equity awards). These programs were provided to ensure that the NEOs were focused on the long term performance of Associated and building shareholder value by increasing the profitability of Associated. They are also a retention tool that keeps a portion of the NEOs’ compensation tied to a longer period rather than just an annual basis.

Equity Awards

Stock Options.  Prior to the limitations imposed under TARP, stock option grants fulfilled several purposes under Associated’s compensation program as listed below:

•	Rewarded the prior year’s performance as the number of shares granted varied based on the Committee’s assessment of individual and business performance in the prior calendar year.

•	Encouraged creation of long term shareholder value as the value of stock options increased as Associated’s stock price increased.

•	Retention of executive over the vesting period.

Specifics of the stock option program are as follows:

•	The Committee had discretion to allocate shares among the recipients to reflect business and individual performance, as well as the executive’s compensation in relation to peer companies.

•	Generally options vested pro rata over a three-year period.

•	All stock options granted to date required that options be exercised during employment except in the event of retirement, death or disability.

•	All options granted must be exercised within one year of retirement.

•	All stock options granted to date immediately vest upon a change of control of Associated.

A common methodology utilized by companies to determine grant award value is the Black Scholes methodology. For 2009, Associated chose to take a more conservative approach in granting stock options by utilizing a historical Black Scholes value which resulted in reducing the overall value of stock options granted in 2009 compared to the 2008 grant. The 2009 grant awards compared to target are detailed in the chart below.

	2009 Target Grant as %	2009 Actual Grant as
Participant	of Salary	% of Salary

P. Beideman	67%	20%
Other NEOs	60%	17%

Service-Based Restricted Shares (“SBRS”).  Prior to the limitations imposed under TARP, SBRS grants are a form of restricted stock grant for which the restrictions lapse solely by the passage of time during employment. The purpose of SBRS grants is to provide risk-based compensation which is aligned with the creation of value to shareholders and enhances retention of key executives over a multi-year period. Associated’s stock retention requirements for executives apply to SBRS grants which further aligns the interests of executives with shareholders. SBRS have been granted to all of the NEOs. Other important elements of the SBRS include:

•	Grants of SBRS are generally made in the first three months of each year.

•	Prior to TARP limitations on vesting, 34% of the shares vested upon the first anniversary following the date of grant and 33% on each of the second and third anniversaries.

•	An SBRS recipient must be employed on the vesting date or the shares are forfeited.

•	All restrictions on SBRS granted to date immediately vest upon a change of control of Associated.

Associated Banc-Corp Cash Incentive Compensation Plan

Prior to the limitations imposed under TARP, the Associated Banc-Corp Cash Incentive Compensation Plan provided a potential cash award based upon Associated’s earnings per share (“EPS”) results against the targeted EPS for a multi-year performance period, and performance modifier relative to performance of the peer group. The multi-year cash incentive opportunity has been provided to further align executive incentive compensation with the maximization of shareholder value as the principal metric for payout was Associated’s EPS growth. The peer ranking will be measured on the basis of reported diluted EPS growth during the performance period. In the event that actual cumulative EPS results are below the stated threshold for the period but relative performance is at or above the median of the peers, the participants will earn a portion of their target incentives as follows:

Relative Peer Ranking	Percent of Target Award

<50th Percentile	0%
50th Percentile	25%
60th Percentile	40%
≥75th Percentile	50%

Earned incentives for results between these levels will be determined by straight line interpolation. No incentives will be earned if EPS results are below the stated threshold and below the median of the peers. No multi-year performance period beginning in 2009 was adopted by the Committee for 2009.

The following table sets forth the performance measures and award potential for the multi-year performance periods in effect at December 31, 2009:

	Cash Incentive Compensation Plan
	2008-2010			2007-2009
	Threshold	Target	Maximum	Threshold	Target	Maximum

Performance Measure
EPS % Growth	1%	3%	4.5%	2%	3%	4.5%
Payment % of Target
EPS% Growth	25%	100%	263%	25%	100%	263%
CEO Target % of Salary		67%			67%
Other NEOs Target % of Salary		60%			60%

For the 2007-2009 performance period, the Committee did not approve any awards to participants because the performance metrics of EPS were not achieved.

The plan provides that under certain circumstances the Committee may approve adjustment of the EPS results for part or all of extraordinary gains or losses for the year. Examples of such adjustments would be gain or loss from the disposal of a business segment, restructuring charges relative to mergers and acquisitions, unusual or infrequently occurring events and transactions and cumulative effects of changing accounting principles.

Upon a change of control of Associated, if the Committee determines that the performance goals are satisfied or likely to be satisfied, an award, prorated for the portion of the performance period that has elapsed, is payable.

Deferred Compensation Plan

Associated maintains a non-qualified deferred compensation plan to permit certain employees who are highly compensated under IRS Section 414(q)(1)(B) to defer current compensation to accumulate additional funds for retirement. All NEOs (other than Mr. Flynn) were eligible to participate in 2009. However, during 2009, none of the NEOs participated in the plan. The plan allows eligible employees to defer up to 50% of base salary and up to 100% of cash incentive compensation with a minimum deferral of $10,000 per year. The participant receives payment of deferred amounts either in a lump sum, or five or ten equal annual installments beginning six months following the participant’s separation from service, in either case pursuant to a distribution election made prior to the commencement of deferrals. In the case of an unforeseeable emergency, the plan will allow for distributions during employment. Each participant may, on a daily basis, specify investment preferences from among various investment options for the account, subject to final approval by the Administrator and Trustee. The participant retains all rights to amounts in his or her account if employment terminates for any reason. Earnings are not supplemented by Associated.

Retirement Plans

The Retirement Account Plan (“RAP”) is a qualified defined benefit plan with cash balance features designed to provide participants with a monthly income stream in the form of an annuity at retirement. An employee becomes eligible to participate effective the first day of the plan year in which he or she first completes 1,000 hours of service. Each participant receives an accrual of 5% of eligible compensation. Compensation is subject to the IRS annual limitation which was $245,000 in 2009. The RAP provides for an Annual Earnings Credit based on the 30-Year Treasury Rate. All participants become fully vested in their accrued benefit upon completion of three years of credited services, attainment of normal retirement (age 65) or upon death or disability while employed by Associated. All NEOs, except Ms. Binder and Mr. Hickey, have completed three years of credited service and are 100% vested. Ms. Binder did not complete three years of credited service prior to her separation and therefore was not vested. Mr. Hickey was hired in 2008 and has not completed three years of credited service. Participants may be eligible to receive an early retirement benefit at age 55. For benefits accruing prior to January 1, 2010, the early retirement benefit reflects a reduction from the normal benefit at 2/12 of 1% for each month the benefit commencement date precedes the normal retirement date, subject to the vesting schedule. A retirement subsequent to the normal retirement date would increase the normal benefit by 3/12 of 1% for each month the benefit commencement date follows the normal retirement date. Benefits accruing after December 31, 2009, provide for an actuarial adjustment for early retirement benefits.

Beginning in 2007, Associated ceased making any profit-sharing contribution to the 401(k) Plan. Vesting for prior years’ profit sharing contributions is one half after three years, an additional one quarter after four years, and the remaining one quarter after five years. NEOs, other than Messrs. Flynn, Hickey and Quinlan and Ms. Binder, received contributions in this plan and are 100% vested in the profit-sharing component of the 401(k) Plan. All participants’ benefits fully vest upon a change of control of Associated.

Any eligible participant may make contributions to the 401(k) Plan, subject to the limitations established by the IRS. Associated provides a match equal to 100% of the first 3% a participant contributes, and 50% of the next 3%. Participants must work 1,000 hours during the calendar year and be employed with Associated on December 31 to qualify for this matching contribution. An exception applies for retirement, disability and death. Participants are fully vested in both their own contributions and Associated’s matching contribution.

The Supplemental Executive Retirement Plan (“SERP”) is a non-qualified plan into which Associated makes a restorative contribution for all income that exceeds the IRS annual limitation. The contribution is equal to the excess of the amount which would have been accrued under the RAP and the 401(k) Plan but for the IRS annual limitation over the amount actually accrued by the participant for such plan year under the RAP and 401(k) Plan. Accruals under the SERP occur at the same rate and time as accruals under the RAP and 401(k) Plan and incur gains and losses based on notational investment preferences specified by participants among various investment options. A participant is 100% vested in his or her SERP account balance after 5 years of service. Distributions from the SERP are made upon the earlier of the participant’s death or the time specified by the participant at the time amounts are credited to the SERP (which time may vary depending on the year of crediting). All NEOs except Ms. Binder, who joined Associated in 2007, Mr. Hickey, who joined Associated in 2008 and Mr. Quinlan, who joined Associated in 2005, are vested in their respective SERP accounts. All participants’ benefits fully vest upon a change of control of Associated. Mr. Flynn participates in a separate SERP under the terms of the Flynn Agreement.

Perquisites

Perquisites for the NEOs include participation in certain company-subsidized benefits that are also available to all eligible and/or participating employees. Perquisites available to only the NEOs and/or to a limited group of executives or management are described below. Perquisites are provided to the NEOs to attract and retain talent and to ensure that Associated’s total compensation for the NEOs remains competitive in the marketplace.

Associated believes in promoting the health of its employees and, as an element of Associated’s wellness program, provides certain of Associated’s senior executives the option to receive an annual executive physical examination at Associated’s expense. Certain costs of the program are taxable income to the executive. All of the NEOs were eligible for an executive physical in 2009 and two NEOs participated.

The automobile program provides a choice to executives (once per year) of either $800 per month, or the standard corporate mileage rate reimbursement which is less than the IRS mileage rate. The $800 option is taxable income to the executive.

Associated reimburses participating executives for initiation fees and other annual fixed costs of club membership to encourage business development and customer-retention activities. The executive is responsible for paying any equity membership costs and will therefore retain the rights to that club equity. Compensation for all membership costs is taxable income to the executive.

The NEOs and other senior officers are participants in an additional $10,000 maximum monthly long term disability benefit. Associated pays 50% of the premium for long term disability benefits.

Associated offers relocation benefits to NEOs who join Associated. These benefits vary upon the individual circumstances of the executive. Associated believes that offering these relocation benefits are necessary to attract talented executives because many of Associated’s competitors offer similar benefits. In addition, these benefits are necessary for Associated to recruit executive talent nationally.

In 2009, Associated reimbursed or paid $169,710 in relocation expenses related to Mr. Hickey joining Associated in October 2008. The relocation expenses for Mr. Hickey’s move from Minneapolis to Milwaukee were approved by the Committee. This amount included $100,000 as reimbursement to Mr. Hickey for a portion of the loss he incurred in the sale of his primary residence in Minnesota. Associated also reimbursed Mr. Hickey approximately $33,000 for country club expenses including approximately $16,000 of initiation fees consistent with Associated’s policy.

Excessive or Luxury Expenditure Policy

In August 2009, the Board adopted an Excessive or Luxury Expenditure Policy (the “Expenditure Policy”) pursuant to the Interim Final Rule under TARP. According to the Expenditure Policy, Associated prohibits excessive or luxury expenditures on (1) entertainment and events; (2) office and facility renovations; (3) aviation and other transportation services; and (4) other similar activities and events (collectively, “Covered Expenditures”) to the extent that such Covered Expenditures are not reasonable expenditures for staff development, reasonable performance incentives or other similar reasonable measures conducted in the normal course of Associated’s business operations. The Expenditure Policy sets forth specific policies, including approval procedures, pertaining to Covered Expenditures. The Expenditure Policy provides that exceptions to this policy will only be granted in extreme circumstances and with the pre-approval of Associated’s Ethics Committee, comprising certain senior executive officers of Associated, which exceptions will be reported to the Audit Committee of the Board of Directors. The Audit Committee and its designated Ethics Committee, shall have oversight responsibilities relating to the Expenditure Policy. The General Auditor and the General Counsel shall review annually adherence to the Expenditure Policy.

Post-Termination and In-Service Arrangements

Each of the NEOs is currently employed on an “at-will” basis and none, other than Mr. Flynn, is party to an employment agreement. Associated does not generally provide any type of post-termination or in-service agreement to executives to allow for maximum flexibility in determining the best possible arrangement for both Associated and the executive at the time of termination because each situation may require a different type of agreement based upon the executive’s performance and term of employment.

Subject to TARP-imposed limitations, effective in February 2009 with respect to Associated’s NEOs and its next twenty most highly compensated employees, in the event the employment of a participant in the Associated Banc-Corp Cash Incentive Compensation Plan is terminated due to death, disability or retirement, the plan award, if any, will be prorated. Otherwise, a participant must be an employee on the last day of the performance period to be eligible to receive an award.

Executives who are employed by Associated must be actively on the payroll at the time of the payment of the PIP Plan. Those executives who leave Associated prior to the payment for reasons of death, disability or retirement will have their payment prorated for the months they were actively in their position during the performance period. Prorated payments will be made during the normal bonus payment distribution cycle and will not be advanced.

Change of Control Plan

Until Associated has repaid TARP funds, the following change of control benefits are not available to Associated’s NEOs and its next five most highly compensated employees. Associated’s Change of Control Plan (the “Plan”) is intended to provide severance benefits to the CEO and certain senior officers in the event of their termination of employment following a change of control of Associated (as defined below). The Change of Control Plan is intended to maximize the value of Associated in the event it were to be acquired by allowing executives to impartially evaluate a proposal relating to an acquisition and providing an incentive to participants in the Plan to remain with Associated through the consummation of such an acquisition. As of December 31, 2009, the NEOs (with the exception of Mr. Flynn) and 21 other senior officers are currently designated to participate under the Plan. The CEO is authorized to designate additional senior officers to participate in the Plan.

Under the Plan, if, during a three-year period following a change of control of Associated, the executive’s employment is involuntarily terminated or if the executive voluntarily terminates employment for “good reason” as specified in the Plan (see below), then, so long as such termination is also a separation from service (as described in Section 409A of the Code), the executive would receive salary continuation for up to three (3) years (subject to earlier lump sum payment to comply with Section 409A of the Code, if applicable). In addition, the executive may be eligible to receive annual incentive bonus compensation, medical, dental and life insurance benefits (to the extent continued participation is permitted by such plans), accrued vacation, outplacement benefits, as well as payments in lieu of continued participation in retirement programs for a period ranging from two to three years. Per Mr. Flynn’s employment agreement he is not eligible to participate in the Change of Control Plan. Currently, subject to TARP-imposed limitations, effective in February 2009 with respect to Associated’s NEOs, the NEOs presently employed by Associated would otherwise be entitled to a two-year continuation period. Associated believes these timeframes are in line with practices at other peer competitors. Benefits also include reimbursement of legal fees and expenses related to the termination of employment or dispute of benefits payable under the Plan. Benefits are not paid in the event of retirement, death, or disability, or termination for cause, which generally includes willful failure to substantially perform duties or certain willful misconduct.

A “Change of Control” under the Plan means generally: (1) a change of ownership of 25% or more of the outstanding voting securities of Associated; (2) a merger or consolidation of Associated with or into a previously unaffiliated entity; (3) a sale by Associated of at least 85% of its assets to an unaffiliated entity; or (4) an acquisition by a previously unaffiliated entity of 25% or more of the outstanding voting securities of Associated (whether directly, indirectly, beneficially, or of record).

Benefits would be payable if the executive voluntarily terminates for “good reason” which includes a termination of employment due to a change in the employee’s duties and responsibilities which are inconsistent with those prior to the Change of Control, a reduction in salary, change in title, or a discontinuation of any bonus plan or certain other compensation plans, a transfer to an employment location greater than 50 miles from the employee’s present office location, or certain other breaches, but only if the executive provides Associated at least 30 days to cure the “good reason” after giving notice thereof, and actually separates from service within two years of the initial existence of such good reason.

The Plan, including the Plan schedule, may be amended by the Board of Directors, subject to certain limitations, at any time by Associated prior to a Change of Control. Associated believes the terms of its Plan are consistent with current market practices. See also “Executive Compensation — Potential Payments Upon Termination or Change of Control.”

Lisa B. Binder Separation

Effective May 15, 2009, Lisa B. Binder resigned from her position as a member of the Board of Directors and as President and Chief Operating Officer of Associated and from her positions as an officer and director of Associated Bank, National Association, and from each subsidiary on which she served. In connection with Ms. Binder’s resignation, Associated and Ms. Binder entered into a Separation and General Release Agreement (the “Binder Agreement”), dated as of May 15, 2009. Under the terms of the

Binder Agreement, we agreed to pay Ms. Binder an aggregate of $1,650,000, payable in monthly installments beginning on May 29, 2009, and ending on March 15, 2010, in connection with securing various restrictive covenants, including an agreement not to compete.

Paul S. Beideman Separation

Effective December 1, 2009, in connection with Mr. Flynn’s appointment, Paul S. Beideman retired as Chairman, director and Chief Executive Officer of Associated and Associated Bank, National Association. In connection with Mr. Beideman’s retirement, Associated and Mr. Beideman entered into a Letter of Agreement, dated November 25, 2009 (the “Beideman Agreement”). The Beideman Agreement provided that Mr. Beideman would serve as senior advisor to Mr. Flynn with such appropriate transition duties as may be reasonably assigned by the Board through February 1, 2010.

Mr. Beideman received his regular base salary at the 2009 rate and benefits and perquisites through February 1, 2010. Mr. Beideman was not eligible to receive any additional equity awards; outstanding awards continued to vest through February 1, 2010, and remain exercisable until February 1, 2011, in accordance with their terms. Associated included Mr. Beideman under its directors and officers liability insurance policy through February 1, 2010, and following his retirement will provide him the same coverage under this policy (or successor policies) and the same entitlement to corporate indemnification (and related advancement rights) as other retired officers and directors. Following retirement, Mr. Beideman and his spouse may participate in our retiree medical plan and any successor plan and Mr. Beideman shall pay such costs associated with the plan that are applicable to other former senior executive participants. Associated agreed to pay Mr. Beideman’s reasonable legal fees and expenses incurred in connection with the Beideman Agreement up to $20,000. Mr. Beideman did not receive any severance or any special separation pay.

2010 Compensation Decisions

At the Committee’s January 2010 meeting, in connection with its annual January review of executive compensation arrangements of peer financial institutions and market conditions, with input from Towers, the Committee determined that modifications for 2010 were necessary to achieve Associated’s objective of retaining and motivating the key executives who are leading Associated through the challenging economic cycle and to continue to align the executives’ compensation with the interests of shareholders. While being mindful and aware of current market conditions, the Committee approved modifications to Associated’s executive compensation effective February 15, 2010 for Associated’s senior executives (other than the CEO) which are consistent with the requirements of the Interim Final Rule. These modifications included a 3.5% increase in annual base cash compensation, salary to be paid in shares of common stock which are fully vested with transfer restrictions imposed by the Committee consistent with the transfer restrictions applicable to the salary shares issued to the CEO, and grants of restricted stock limited to one third of compensation which are subject to vesting based upon Associated’s repayment of TARP funds. Salary paid in the form of common stock with restrictions on transferability ties the executive’s compensation to long term shareholder value. The restricted stock will vest in 25% increments on the dates that Associated makes repayments in 25% increments of the aggregate funds received by Associated under TARP. If the NEO’s employment is terminated for any reason other than as a result of his or her death or disability or a change of control, within two years of the date on which an award of restricted stock is granted, the NEO shall forfeit such award in accordance with the TARP requirements. No plan-based awards were established in 2010 for the 2010-2012 awards cycle under the Associated Banc-Corp Cash Incentive Compensation Plan.

Accounting and Tax Considerations

Associated desires to maximize return to its shareholders, as well as meet its goal of the compensation policy (outlined under “Objectives of the Compensation Program”). As part of balancing these objectives, management (particularly the Committee, the CEO, and the Director of Human Resources) gives consideration to the accounting and tax treatment to Associated, and to a lesser extent the tax treatment to the executive, when making compensation decisions. FASB Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” (formerly known as Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”), became effective for Associated on January 1, 2006, and required all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period.

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation (other than qualifying performance-based compensation) over $1,000,000 paid to the corporation’s CEO and the three other most highly compensated executive officers. EESA, during the period the UST holds a debt or equity position in Associated acquired under the CPP, reduced the threshold under Section 162(m) of the Code from $1,000,000 to $500,000 and eliminated the exception for qualifying performance-based compensation for the NEOs. Prior to being subject to EESA, the Committee’s policy with respect to Section 162(m) of the Code has been to qualify such compensation for deductibility where practicable. The Committee acknowledges the reduced limitations on deductibility during the Restricted Period in its determinations of appropriate compensation levels.

Recovery of Compensation

In connection with Associated’s voluntary sale of Senior Preferred Stock and related warrants to purchase common stock to the UST under TARP, EESA also requires Associated to provide for the recovery of any bonus, retention award or incentive compensation paid to a NEO and, following February 17, 2009, and subject to the standards adopted by the UST to any of the next 20 most highly compensated employees of Associated, or a “clawback”, during the Restricted Period, if the payments were based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate. During the Restricted Period, EESA further allows the UST to review bonuses, retention awards and other compensation paid to the NEOs and subject to the standards adopted by the UST, the next 20 most highly compensated employees prior to February 17, 2009. If the UST determines that such payments were inconsistent with the purposes of Section 111 of EESA, TARP or otherwise contrary to the public interest, the UST will negotiate with Associated and the subject Associated employee regarding reimbursement to the US government of such payment of compensation or bonus.

Security Ownership Guidelines

In January 2010, the Committee revised the previously-established stock ownership guidelines for the NEOs and 13 other senior officers, and other key executives identified by the Chief Executive Officer. The purpose of the guidelines is to ensure that Associated’s senior executives retain a portion of their restricted stock grants to help ensure that their business decisions are made in the best interests of long-term shareholder value. The revised guidelines require the above-mentioned executives to hold 50% of vested SBRS granted since January 2007, net of applicable taxes, for a period of three years. An additional 18 executives will be required to hold 50% of their vested SBRS grants, net of applicable taxes, beginning with their 2010 SBRS grants.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing.

Risk Assessment

In compliance with TARP Interim Final Rule requirements, the Committee met with Associated’s senior risk officers in July 2009 and December 2009 to review Associated’s NEO compensation plans and its other employee compensation plans and to conduct risk assessments. The Committee engaged its compensation consultants, Mercer and Towers, to assist with these risk assessments. In December 2009, Towers prepared an in-depth assessment report of Associated’s incentive compensation plans (the “Towers Report”) and met with Associated’s senior risk officers and the Committee to review the Towers Report. Following an inventory of all compensation plans that Associated expects to maintain in 2010, the Towers Report provided a detailed review of 21 incentive plans selected on the basis of their materiality to Associated. The Towers assessment included a review of current compensation plan documents, historical pay data and interviews with Associated’s senior risk officers. For each of the incentive plans reviewed, Towers analyzed the plan governance, plan design and the financial impact on Associated. Based on its review and analysis and the input from Associated’s senior risk officers, Towers concluded that none of the reviewed incentive plans have a high probability of encouraging inappropriate risk taking by Associated’s NEOs or employees.

NEO Compensation Plans

The Committee and the senior risk officers reviewed the operation of the NEO compensation plans and Associated’s key business risk factors. Following its review, the Committee and the senior risk officers concluded that Associated’s NEO compensation plans do not encourage unnecessary and excessive risk-taking that threatens the value of Associated or the manipulation of reported earnings. In making the foregoing determination, the Committee and the senior risk officers considered the following, in addition to the findings of the Towers Report:

Performance Incentive Plan and Cash Incentive Compensation Plan.  There were no performance payouts for 2009 under either the Performance Incentive Plan nor Cash Incentive Compensation Plan for the NEOs.

2003 Long Term Incentive Stock Plan.  Stock options and SBRS awards to NEOs vest over a period of three years. Following the effective date of the TARP Interim Final Rule, SBRS awards to NEOs vest over a period which corresponds to Associated’s repayment of TARP. Share salary awards, although fully vested at the date of issuance, are subject to restrictions on transfer. These awards derive value based on long-term performance of Associated Common Stock over the respective period of vesting or transfer restrictions.

Various Retirement Programs.  Benefits under the defined benefit plans to NEOs are not based on the performance of Associated, while benefits under the defined contribution plans to NEOs are based on the performance of Associated only to the extent the participant elects to invest in Associated Common Stock.

Employee Compensation Plans

In addition to the compensation plans for the NEOs discussed above, Associated maintains various other employee compensation plans, some of which are discretionary in nature as to the amounts to be paid thereunder, some for which the amounts to be paid thereunder is based on a formula, some of which meet the requirements for commission compensation under the TARP Interim Final Rule and others for which the amounts to be paid thereunder may be determined based on a combination of these approaches. All of these plans were reviewed by the Committee as described above. As a result of the review, no plan was identified as having a high degree of risk. It was further determined that risk management oversight, internal control processes, governance procedures currently in place and the discretionary nature of many of the compensation plans collectively served to ensure that the compensation plans do not encourage excessive risk-taking activities or the manipulation of earnings.

Pursuant to the TARP Interim Final Rule, the Committee certifies that:

(1)	It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Associated;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Associated; and

(3)	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Associated to enhance the compensation of any employee.

THE COMPENSATION AND BENEFITS COMMITTEE

John C. Meng, Chairman
Ruth M. Crowley
John C. Seramur

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	$(6)	($)(7)	($)(8)

Philip B. Flynn(9)	2009	$186,092	$0	$100,003	$0	$0	$—	$12,451	$298,546
President and CEO
Paul S. Beideman(10)	2009	900,000	0	1,226,699	179,720	0	83,561	26,099	2,416,079
Former Chairman	2008	892,307	0	1,493,400	137,570	180,000	27,676	45,888	2,776,841
and CEO	2007	842,308	600,000	549,018	303,250	0	108,072	58,093	2,460,741
Joseph B. Selner	2009	360,000	0	86,300	48,524	0	95,023	28,312	618,159
Executive Vice	2008	358,261	150,000	323,570	74,288	66,520	(6)	27,450	1,000,089
President, Chief Financial Officer	2007	346,223	200,000	237,230	163,755	0	59,487	27,026	1,033,721
Scott S. Hickey	2009	350,000	0	210,572	107,832	0	24,406	225,734	918,544
Executive Vice	2008	57,884	100,000	195,000	57,834	0	—	2,000	412,718
President, Chief Credit Officer
Mark D. Quinlan	2009	310,000	0	217,476	45,289	0	39,551	28,934	641,250
Executive Vice	2008	307,108	155,000	224,010	74,431	56,000	25,537	30,155	872,241
President, Chief Information Officer	2007	289,477	100,000	169,450	109,170	0	23,969	31,384	723,450
Mark J. McMullen	2009	365,000	0	146,710	44,930	0	50,335	34,112	641,087
Executive Vice	2008	362,946	90,000	248,900	63,282	68,340	(6)	38,692	872,160
President, Director, Wealth Management	2007	350,119	175,000	203,340	145,560	0	63,370	39,146	976,535
Lisa B. Binder(11)	2009	242,308	0	466,020	107,832	0	(6)	1,109,782	1,925,942
Former President	2008	592,307	400,000	622,250	82,542	110,000	62,633	160,919	2,030,651
and COO	2007	497,115	650,000	507,750	303,945	0	29,856	282,464	2,271,130
David A. Baumgarten(12)	2009	326,400	0	239,914	43,852	0	55,423	37,767	703,356
Executive Vice	2008	326,400	120,000	273,790	71,536	64,000	1,616	40,604	897,946
President, Regional Banking	2007	325,415	120,000	179,617	121,300	0	37,727	38,664	822,723

(1)	Salary represents amounts paid in cash or shares of Associated common stock during the calendar year whether or not receipt of any such amounts was deferred by the executive. There was no increase in base salary in 2009.

(2)	No bonuses were awarded under the annual performance incentive plans with respect to 2009 performance. Bonus represents amounts earned in 2007 and 2008 and awarded under the annual performance incentive plans in 2008 and 2009, respectively. Amounts earned in 2008 were approved for payment by the Committee prior to the enactment of EESA. Mr. Quinlan’s bonus for 2008 included $40,000 for successful systems conversion paid in July 2008. The Committee approved the earned 2008 bonuses and awarded bonuses to each of the NEOs, other than Mr. Beideman. Based on Mr. Beideman’s 2008 performance goals, Mr. Beideman would have been awarded the payment of $450,000. Mr. Beideman recommended to the Committee that the Committee specifically consider whether to exercise its discretion to not award him a cash incentive bonus under the PIP for 2008, even though Associated satisfied the relevant performance criteria. The Committee exercised its discretion not to pay the CEO the cash incentive bonus for 2008.

(3)	Stock Awards for 2009 reflect the aggregate grant date fair value of awards. Grants in prior years have been restated to be reported on a consistent basis. Mr. Beideman retired on February 1, 2010, resulting in 65,133 shares of his 2009 grant not vesting and 19,800 shares of his 2008 grant not vesting. Ms. Binder’s resignation, effective May 15, 2009, resulted in her forfeiting all of her unvested stock awards which were 27,000 shares for 2009, 16,500 shares for 2008 and 4,950 shares for 2007. For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 11, “Stock-Based Compensation,” of the notes to Consolidated Financial Statements included in Part II,

Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(4)	Option Awards for 2009 reflect the aggregate grant date fair value of awards. Grants in prior years have been restated to be reported on a consistent basis. Mr. Beideman retired on February 1, 2010, resulting in options to purchase 33,000 shares of his 2009 grant not vesting and options to purchase 16,500 shares of his 2008 grant not vesting. Ms. Binder’s resignation, effective May 15, 2009, resulted in her forfeiting all of her Option Awards which included options to purchase 30,000 shares for 2009, 30,000 shares for 2008 and 50,000 shares for 2007. For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 11, “Stock-Based Compensation,” of the notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(5)	For the 2006-2008 performance period, the performance metric for earnings per share was not achieved and therefore, the Committee did not approve any award. For the 2007-2008 performance period, the performance metrics of earnings per share were not achieved; however, Associated’s performance was at the 75th percentile relative to the peer group, therefore, resulting in an award of 50% of target. See also “Associated Banc-Corp Cash Incentive Compensation Plan.” The Committee approved the earned 2007-2008 50% payout and awarded the payments to all of the NEOs. No awards were earned or paid for the 2007-2009 performance period.

(6)	Reflects the total of the change in present value of the Retirement Account Plan (“RAP”) and the Supplemental Executive Retirement Plan (“SERP”), respectively as follows:

	2009			2008			2007
NAME	RAP	SERP	TOTAL*	RAP	SERP	TOTAL*	RAP	SERP	TOTAL

Philip B. Flynn	$—	$—	$—	$—	$—	$—	$—	$—	$—
Paul S. Beideman	15,277	68,284	83,561	13,850	13,826	27,676	13,512	94,560	108,072
Joseph B. Selner	30,772	64,251	95,023	28,142	(48,842)	(20,700)	30,526	28,961	59,487
Scott S. Hickey	12,250	14,156	26,406	—	—	—	—	—	—
Mark D. Quinlan	13,718	25,833	39,551	12,412	13,125	25,537	11,800	12,169	23,969
Mark J. McMullen	30,739	19,596	50,335	28,111	(62,563)	(34,452)	30,489	32,881	63,370
Lisa B. Binder	967	(69,289)	(68,322)	11,950	50,683	62,633	11,250	18,606	29,856
David A. Baumgarten	16,187	39,236	55,423	14,689	(13,073)	1,616	14,511	23,216	37,727

(*) Negative combined values are not presented in the summary compensation table.

No above-market or preferential earnings are credited on deferred compensation. All NEOs other than Mr. Hickey and Mr. Quinlan are 100% vested in both their RAP and SERP accounts. Mr. Hickey is 0% vested in both his RAP and SERP accounts. Mr. Quinlan is 100% vested in his RAP account and 0% vested in his SERP account and will begin vesting in his SERP account in 2010. See “Retirement Plans.”

(7)	Other Compensation for 2009 includes for each of the NEOs (other than Mr. Flynn): employer-paid premiums for life insurance and long term disability insurance coverages, the employer match on the NEO’s 2009 contributions to the 401(k) Plan ($11,025 each for Mr. Beideman, Mr. Selner, Mr. Hickey, Mr. Quinlan, Mr. McMullen and Mr. Baumgarten; $0 for Ms. Binder), and the allowance received for business use of an automobile. For Mr. Flynn, it includes certain relocation expenses related to Mr. Flynn joining Associated in December 2009. For Mr. Beideman, it includes the 10% employer match on his purchases through the employee stock purchase program and club membership fees. For Mr. Selner, it includes the 10% employer match on his purchases through the employee stock purchase program and club membership fees. For Mr. Hickey, it includes the cost of a physical examination, club membership fees in the amount of approximately $33,000 and certain relocation expenses in the amount of $169,710 related to Mr. Hickey joining Associated in October 2008, with the bulk of such relocation expense related to reimbursement to Mr. Hickey for a portion of the loss he incurred in the sale of his primary residence in Minnesota. For Mr. Quinlan, it includes the 10% employer match on his purchases through the employee stock purchase program and club membership fees. For Mr. McMullen, it includes club membership fees. For Ms. Binder, it includes the cost of a physical examination, club membership fees and payments pursuant to her separation agreement. For Mr. Baumgarten, it includes the 10% employer match on his purchases through the employee stock purchase program and club membership fees.

(8)	In 2009, “Salary” accounted for approximately 37% of the total compensation of Mr. Beideman and the other NEOs, respectively.

(9)	Mr. Flynn commenced employment as President and CEO on December 1, 2009.

(10)	Mr. Beideman resigned as Chairman and CEO as of December 1, 2009, and remained employed as a senior advisor to Mr. Flynn until February 1, 2010.

(11)	Ms. Binder resigned on May 15, 2009.

(12)	Mark G. Sander assumed Mr. Baumgarten’s responsibilities for regional banking in November 2009 as part of the management changes in the Commercial Banking business line. Mr. Baumgarten remains at Associated in a non-executive role.

GRANTS OF PLAN-BASED AWARDS DURING 2009

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts			Number	Number of	or Base	Fair Value
		Under Non-Equity			of Shares	Securities	Price of	of Stock
		Incentive Plan Awards(1)			of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)(2)	($)	($)(3)	(#)	(#)	($/Sh)	($)(4)

Philip B. Flynn	12/1/09				8,985	—	$11.13	$100,003
2008-2010		—	—	—
Paul S. Beideman(5)	1/28/09				45,000	50,000	17.26	956,420
	3/4/09				35,433	—	12.70	449,999
2008-2010		142,375	569,500	1,494,938
Joseph B. Selner	1/28/09				5,000	13,500	17.26	134,824
2008-2010		52,305	209,220	549,203
Scott S. Hickey	1/28/09				12,200	30,000	17.26	318,404
2008-2010		35,000	140,000	367,500
Mark D. Quinlan	1/28/09				12,600	12,600	17.26	262,765
2008-2010		43,680	174,720	458,640
Mark J. McMullen	1/28/09				8,500	12,500	17.26	191,640
2008-2010		52,748	210,990	553,849
Lisa B. Binder(5)	1/28/09				27,000	30,000	17.26	573,852
2008-2010		82,500	330,000	866,250
David A. Baumgarten	1/28/09				13,900	12,200	17.26	283,766
2008-2010		48,960	195,840	514,080

(1)	No plan-based awards were established in 2009 for the 2009-2011 award cycle under the Associated Banc-Corp Cash Incentive Compensation Plan. Plan-based awards were established in 2008 for the 2008-2010 award cycle under the Associated Banc-Corp Cash Incentive Compensation Plan. See “Associated Banc-Corp Cash Incentive Compensation Plan” for further discussion and details of each award cycle.

(2)	For the 2008-2010 award cycle, threshold represents payment of 25% of target if EPS performance level achieved by Associated is at the 50th percentile of the peer group, and actual EPS results are below the threshold achievement level.

(3)	Represents the amount payable if Associated meets the maximum EPS goal level and achieves its maximum level of peer modifier.

(4)	See “Accounting and Tax Considerations.” For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 11, “Stock-Based Compensation,” of the notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of Associated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(5)	Awards forfeited upon date of separation.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
			Equity						Incentive	Plan Awards:
			Incentive						Plan Awards:	Market or
	Number of	Number of	Plan Awards:					Market	Number of	Payout Value
	Securities	Securities	Number of			Number of		Value of	Unearned	Of Unearned
	Underlying	Underlying	Securities			Shares or		Shares or	Shares,	Shares,
	Unexercised	Unexercised	Underlying			Units of		Units of	Units or	Units or
	Options	Options	Unexercised	Option	Option	Stock Held		Stock Held	Other Rights	Other Rights
	(#)	(#)	Unearned	Exercise	Expiration	That Have		That Have	That Have	That Have
	Exercisable	Unexercisable	Options	Price	Date	Not Vested		Not Vested	Not Vested	Not Vested
Name	(1)	(1)	(#)	($)	(1)	(#)		($)(2)	(#)	($)

Philip B. Flynn	0	0	0	$—	—
						8,985	(3)	$98,925	0	$0
Paul S. Beideman(4)	25,000	0	0	23.25	04/28/2013
	112,500	0	0	29.08	01/28/2014
	73,500	0	0	33.18	02/10/2015
	60,600	0	0	32.82	12/13/2015
	33,500	16,500	0	33.89	01/24/2017
	17,000	33,000	0	24.89	01/23/2018
	0	50,000	0	17.26	01/28/2019
						125,379	(5)	1,380,423	0	0
Joseph B. Selner	33,939	0	0	16.84	01/26/2010
	41,249	0	0	19.47	01/24/2011
	41,249	0	0	21.24	01/23/2012
	37,500	0	0	22.98	01/22/2013
	37,500	0	0	29.08	01/28/2014
	50,000	0	0	33.07	01/26/2015
	33,000	0	0	32.82	12/13/2015
	18,090	8,910	0	33.89	01/24/2017
	9,180	17,820	0	24.89	01/23/2018
	0	13,500	0	17.26	01/28/2019
						15,890	(5)	174,949	0	0
Scott S. Hickey	6,800	13,220	0	19.50	10/22/2018
	0	30,000	0	17.26	01/28/2019
						18,800	(5)	206,988	0	0
Mark D. Quinlan	40,000	0	0	31.17	11/01/2015
	12,060	5,940	0	33.89	01/24/2017
	6,120	11,880	0	24.89	01/23/2018
	4,080	7,920	0	18.82	07/23/2018
	0	12,600	0	17.26	01/28/2019
						20,190	(5)	222,292	0	0
Mark J. McMullen	29,946	0	0	16.84	01/26/2010
	41,249	0	0	19.47	01/24/2011
	41,249	0	0	21.24	01/23/2012
	37,500	0	0	22.98	01/22/2013
	37,500	0	0	29.08	01/28/2014
	40,000	0	0	33.07	01/26/2015
	24,000	0	0	32.82	12/13/2015
	16,080	7,920	0	33.89	01/24/2017
	7,820	15,180	0	24.89	01/23/2018
	0	12,500	0	17.26	01/28/2019
						17,080	(5)	188,051	0	0

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
			Equity						Incentive	Plan Awards:
			Incentive						Plan Awards:	Market or
	Number of	Number of	Plan Awards:					Market	Number of	Payout Value
	Securities	Securities	Number of			Number of		Value of	Unearned	Of Unearned
	Underlying	Underlying	Securities			Shares or		Shares or	Shares,	Shares,
	Unexercised	Unexercised	Underlying			Units of		Units of	Units or	Units or
	Options	Options	Unexercised	Option	Option	Stock Held		Stock Held	Other Rights	Other Rights
	(#)	(#)	Unearned	Exercise	Expiration	That Have		That Have	That Have	That Have
	Exercisable	Unexercisable	Options	Price	Date	Not Vested		Not Vested	Not Vested	Not Vested
Name	(1)	(1)	(#)	($)	(1)	(#)		($)(2)	(#)	($)

Lisa B. Binder(6)	—	—	—	—	—	—		—	—	—
David A. Baumgarten	33,000	0	0	20.99	05/30/2011
	24,749	0	0	21.24	01/23/2012
	22,499	0	0	22.98	01/22/2013
	30,000	0	0	29.08	01/28/2014
	25,000	0	0	33.07	01/26/2015
	30,000	0	0	32.82	12/13/2015
	13,400	6,600	0	33.89	01/24/2017
	8,840	17,160	0	24.89	01/23/2018
	0	12,200	0	17.26	01/28/2019
						22,909	(5)	252,228	0	0

(1)	Options expiring between 2010 and 2014 and between 2017 and 2019 have a three-year stepped vesting schedule (34% vested on the first anniversary following the date of the grant, the remaining options vested 33% each on the second and third anniversaries following the date of the grant); options expiring on 1/26/15 vested on 6/30/05; options expiring on 12/13/15 vested immediately upon the grant date of 12/13/05.

(2)	Market value based on closing price of Associated Banc-Corp common stock of $11.01 on December 31, 2009.

(3)	SBRS granted on December 1, 2009 on which restrictions had not lapsed as of December 31, 2009. For this grant, shares of restricted stock will vest: 25% at the time Associated repays 25% of the aggregate financial assistance received by Associated under TARP; an additional 25% at the time Associated repays 50% of the aggregate financial assistance received by Associated under TARP; an additional 25% at the time Associated repays 75% of the aggregate financial assistance received by Associated under TARP; and the remaining 25% at the time Associated repays 100% of the aggregate financial assistance received by Associated under TARP. Notwithstanding the foregoing schedule and subject to the requirements of TARP, no award of restricted stock will vest in accordance with the foregoing schedule if Mr. Flynn does not continue to perform substantial services to Associated for at least two years after the date on which such award of restricted stock was granted other than because of his death or disability, or a change of control of Associated.

(4)	Mr. Beideman retired on February 1, 2010, and 49,500 of his unvested stock options and 84,933 shares of his unvested restricted stock were forfeited.

(5)	SBRS granted on January 25, 2006, January 24, 2007, and January 23, 2008, on which restrictions had not lapsed as of December 31, 2009. For these grants, restrictions lapse on a three-year stepped vesting schedule, 34% on the first anniversary following the date of the grant, 33% on each of the second and third anniversary dates following the grant, respectively. Recipients must be employed on the date restrictions lapse in order to receive the shares.

(6)	Ms. Binder resigned on May 15, 2009, and all of her outstanding unvested equity awards were forfeited.

OPTION EXERCISES AND STOCK VESTED IN 2009

	Option Awards		Stock Awards
	Number of	Value	Shares	Value
	Shares Acquired	Realized	Acquired	Realized
	on Exercise	on	on	on
	or Vesting	Exercise	Vesting	Vesting
Name of Executive Officer	(#)	($)	(#)(1)	($)(2)

Philip B. Flynn	0	$0	0	$0
Paul S. Beideman	0	0	29,739	458,042
Joseph B. Selner	0	0	8,908	136,728
Scott S. Hickey	0	0	3,400	39,236
Mark D. Quinlan	0	0	6,360	97,592
Mark J. McMullen	0	0	7,195	110,388
Lisa B. Binder	0	0	13,450	211,756
David A. Baumgarten	0	0	7,370	113,145

(1)	Represents SBRS for which restrictions have lapsed.

(2)	Value based on the closing price of Associated common stock on the date restrictions lapsed.

PENSION BENEFITS IN 2009

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name(1)	(#)	($)	($)

Philip B. Flynn	RAP	—	—	0
	SERP	—	—	0
Paul S. Beideman	RAP	7	87,869	0
	SERP	7	521,635	0
Joseph B. Selner	RAP	37	474,951	0
	SERP	37	210,944	0
Scott S. Hickey(2)	RAP	1	12,250	0
	SERP	1	14,156	0
Mark D. Quinlan(3)	RAP	4	48,930	0
	SERP	4	51,128	0
Mark J. McMullen	RAP	29	474,112	0
	SERP	29	220,181	42,234
Lisa B. Binder	RAP	2	24,167	0
	SERP	2	0	0
David A. Baumgarten	RAP	9	110,609	0
	SERP	9	119,887	0

(1)	Information regarding the RAP and the SERP can be found under “Retirement Plans.”

(2)	Mr. Hickey is 0% vested in these benefits.

(3)	Mr. Quinlan is 0% vested in the SERP benefit.

NON-QUALIFIED DEFERRED COMPENSATION IN 2009

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in last FY	in last FY	in last FY	Distributions	at last FYE
Name	($)(1)	($)	($)(2)	($)(3)	($)(4)

Philip B. Flynn	$0	$0	$0	$0	$0
Paul S. Beideman	0	0	(6,876)	0	2,190,800
Joseph B. Selner	0	0	0	0	0
Scott S. Hickey	0	0	0	0	0
Mark D. Quinlan	0	0	0	0	0
Mark J. McMullen	0	0	0	0	0
Lisa B. Binder	0	0	0	0	0
David A. Baumgarten	0	0	138,727	0	624,940

(1)	Participants may defer up to 50% of their base salary and up to 100% of their cash incentive compensation. All amounts in this column were reported in the Summary Compensation Table as 2009 compensation.

(2)	Aggregate earnings are based on the performance of investments within the Associated Banc-Corp Deferred Compensation Plan. Each participant may specify investment preferences for his or her account, subject to final approval by the Administrator and Trustee, electing from among various investment options.

(3)	Distributions from this plan are made according to irrevocable elections participants make prior to the commencement of any deferral. With the effectiveness of Section 409A of the Code, participants were given an opportunity to change prior distribution elections; however, no change could be effective until after January 1, 2009. Beginning in 2009, participants also have the opportunity to elect in-service distributions. Participants may choose a lump sum distribution, annual installments over any period of time, or any combination, to occur during or after employment. A six-month waiting period from date of termination applies to any distributions made after termination of employment. The first distribution begins 6 months following termination of employment. All participants are fully vested in this plan.

(4)	All participant contributions were reported in the Summary Compensation Table as compensation in previous proxy statements to the extent that a participant was an NEO in the fiscal year in which the contribution was earned.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Subject to TARP-imposed limitations, effective in February 2009 with respect to Associated’s NEOs and its next twenty most highly compensated employees, Associated maintains a Change of Control Plan (the “Plan”) to provide severance benefits to the CEO and certain designated senior officers if their employment terminates as a result of a change of control of Associated. As of December 31, 2009, the NEOs, with the exception of Mr. Flynn, and 21 other senior officers are currently designated to participate under the Plan, and prior to a Change of Control, the CEO is authorized to designate additional participating senior officers. All of the NEOs participated in the Plan in 2009. See “Executive Compensation — Compensation Discussion and Analysis, Change of Control Plan”.

The Interim Final Rule on TARP Standards for Compensation and Corporate Governance, issued by the UST in June 2009, prohibits Associated from making any golden parachute payments (as defined in the Interim Final Rule) to any of the SEOs and the next five most highly compensated employees of Associated during the period beginning on November 21, 2008, and ending on the last date upon which any obligation arising from the receipt of TARP funds remains outstanding (disregarding any warrants to purchase common stock of Associated that UST may hold (the “TARP Period”). The Interim Final Rule generally prohibits Associated from providing tax gross-ups (as defined in the Interim Final Rule), or a right to a payment of such a gross-up at a future date, to any of the SEOs and the next twenty most highly compensated employees of Associated during the TARP Period.

The following is a summary of estimated maximum payments the NEOs would receive in the event of separation from employment triggering benefits under the Plan at December 31, 2009. The exercise prices of options held by NEOs exceeded the closing price of Associated common stock at December 31, 2009.

			Medical/
			Dental/
			Life
			Insurance		Retirement Plan
			Benefits		Contributions,
		Total Salary	For the		Including the		Unvested
	Duration of	Continuation	Duration of	Accrued	RAP, 401(k)	Incentive	Restricted	Outplacement
	Payments	Benefit(1)	Payments(2)	Vacation(3)	and SERP	Bonus	Stock	Benefit	Total(4)

Philip B. Flynn(5)	—	$—	$—	$—	$—	$—	$—	$—	$—
Paul S. Beideman(6)	3 Years	2,700,000	72,625	100,385	391,500	3,600,000	1,380,423	20,000	8,264,933
Joseph B. Selner	2 Years	720,000	56,486	40,154	86,400	540,000	174,949	20,000	1,637,989
Scott S. Hickey	2 Years	700,000	71,508	39,038	84,000	525,000	206,988	20,000	1,646,534
Mark D. Quinlan	2 Years	620,000	1,764	34,577	74,400	465,000	222,292	20,000	1,438,033
Mark J. McMullen	2 Years	730,000	54,864	40,712	87,600	547,500	188,051	20,000	1,668,727
Lisa B Binder(7)	2.5 Years	—	—	—	—	—	—	—	—
David A. Baumgarten	2 Years	652,800	72,977	36,406	78,336	489,600	252,228	20,000	1,602,347

(1)	Based on base salary at December 31, 2009.

(2)	Based on program costs at December 31, 2009.

(3)	Maximum unused vacation accrual allowed by Company policy.

(4)	The Change of Control Plan also provides for (a) payment of legal fees and expenses, if any, incurred as a result of a termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment or in seeking to obtain or enforce any right or benefit provided by the Plan), and (b) in the event the participant is subject to the excise tax imposed by Section 4999 of the Code, a payment in an amount that will place the participant in the same after-tax economic position that the Participant would have enjoyed if the Excise Tax had not applied to the payment(s) provided under the Change of Control Plan.

(5)	Mr. Flynn’s employment agreement does not include participation in the Change of Control Plan.

(6)	Mr. Beideman retired on February 1, 2010 and is not entitled to any payment upon a change of control.

(7)	Ms. Binder resigned on May 15, 2009 and is not entitled to any payment upon a change of control. See “Executive Compensation — Compensation Discussion and Analysis — Lisa B. Binder Separation” for information regarding Ms. Binder’s separation payments.

DIRECTOR COMPENSATION

The 2010 compensation for non-employee directors of Associated approved by the Board on January 27, 2010 and which remained unchanged from 2008 (except for the Lead Director retainer), is comprised of:

•	$30,000 annual retainer

•	$75,000 additional retainer for the Lead Director and the non-executive Chairman (as of December 2009)

•	$8,500 additional retainer for the Audit Committee Chair

•	$5,750 additional retainer for the Chairs of the Compensation and Benefits Committee, Corporate Governance Committee, Nominating and Search Committee, and Risk and Credit Committee

•	$1,750 Board meeting fee

•	$1,750 Audit Committee meeting fee

•	$1,250 Compensation and Benefits Committee, Corporate Governance Committee, Nominating and Search Committee, Corporate Development Committee, and Risk and Credit Committee meeting fee

•	Directors’ Deferred Compensation Plan contribution of $40,000 (invested in an account valued based on the trading price of Associated common stock)

Directors’ Deferred Compensation Plan

Through its acquisition of other banks and bank holding companies, Associated Banc-Corp became the sponsor of several plans to which the directors of the acquired organizations had deferred their director compensation. To simplify ongoing administration, Associated Banc-Corp established its own directors’ deferred compensation plan and merged the predecessor plans into it effective July 1, 1999.

Each year, Associated Banc-Corp makes a monetary contribution into the Directors’ Deferred Compensation Plan for each non-employee director. That contribution must be invested in an account in which the account balance is based on the trading price of Associated common stock.

Directors may also defer any or all of their board fees, including retainers, as well as committee and board meeting fees. Earnings are based on the performance of plan investment alternatives and are not supplemented by Associated. With the exception of the investment of the Associated contribution referenced above, directors may realign investments as frequently as they wish.

Distributions begin six months after a director ceases to serve on the Board, and payments are made according to elections made prior to the commencement of deferrals. Distributions are paid either in a lump sum, or in annual installments over a five-year or ten-year period.

DIRECTOR COMPENSATION IN 2009

					Change in
					Pension
	Fees				Value and
	Earned				Non-Qualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)	($)	($)	($)	($)	($)

Karen T. Beckwith	$126,840	0	0	0	0	0	$126,840
Ruth M. Crowley	116,091	0	0	0	0	0	116,091
Robert Gallagher	37,500	0	0	0	0	0	37,500
Ronald R. Harder	135,672	0	0	0	0	0	135,672
William R. Hutchinson(2)	223,182	0	0	0	0	0	223,182
Eileen A. Kamerick	148,520	0	0	0	0	0	148,520
Richard T. Lommen	109,340	0	0	0	0	0	109,340
John C. Meng	111,338	0	0	0	0	0	111,338
J. Douglas Quick	127,135	0	0	0	0	0	127,135
Carlos E. Santiago	100,336	0	0	0	0	0	100,336
John C. Seramur(3)	134,475	0	0	0	0	0	134,475

(1)	Includes $40,000 contribution to the Director’s Deferred Compensation Plan.

(2)	Includes $16,250 that was earned in 2008, but paid to Mr. Hutchinson in 2009 due to an administrative change in the manner in which he requested his fees be paid to him.

(3)	Mr. Seramur serves as a director of Associated Trust Company, National Association, a wholly owned subsidiary of Associated Bank, National Association. Mr. Seramur receives annual director fees of $2,000 for such service which is not included in the table above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, Associated’s directors and executive officers, as well as certain persons holding more than 10% of Associated’s stock, are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission, NASDAQ, and Associated (such requirements hereinafter referred to as “Section 16(a) filing requirements”). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Associated’s knowledge, based solely upon a review of the copies of such reports furnished to Associated, and upon written representations of directors and executive officers that no other reports were required, with respect to the fiscal year ended December 31, 2009, Associated’s officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mark G. Sander reported one purchase of approximately $2,500 of shares of common stock under the Associated Employee Stock Purchase Plan late.

RELATED PERSON TRANSACTIONS

Officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are affiliated were customers of, and had banking transactions with, Associated’s subsidiary bank and/or investment subsidiaries in the ordinary course of business during 2009. Additional transactions of this type may be expected to take place in the ordinary course of business in the future. All loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons and, in management’s opinion did not involve more than a normal risk of collectibility or present other unfavorable features. At December 31, 2009, the aggregate principal amount of loans outstanding to directors, officers, or their related interests was approximately $48 million, which represented approximately 2% of consolidated stockholders’ equity.

Prior to the consummation of the merger of First Federal Capital Corp (“First Federal”) with Associated in October 2004, Mr. Lommen served as a non-employee director of First Federal. Mr. Lommen receives annual payments of $8,800 for 10 years under the First Federal Director Emeritus Program that began in the fourth quarter of 2004.

Associated has agreed to indemnify Mr. Lommen to the fullest extent permitted by First Federal’s Articles of Incorporation, Bylaws, or Wisconsin law and to acquire directors’ and officers’ liability insurance for a period of six years following the effective time of the merger with respect to matters arising out of his position as a director of First Federal.

Related Party Transaction Policies and Procedures

We have adopted written Related Party Transaction Policies and Procedures that set forth Associated’s policies and procedures regarding the identification, review and approval or ratification of “interested transactions.” For purposes of Associated’s policy only, an “interested transaction” is a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including indebtedness or guarantee of indebtedness) in which Associated and any “related party” are participants involving an amount that exceeds $120,000. Certain transactions, including transactions involving compensation for services provided to Associated as a director or executive officer by a related party, are not covered by this policy. A related party is any executive officer, director, nominee for election as director or a greater than 5% shareholder of Associated, including an “immediate family member” of such persons.

Under the policies and procedures, the Corporate Governance Committee reviews and either approves or disapproves the entry into the interested transaction. In considering interested transactions, the Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The Related Party Transaction Policies and Procedures can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of Associated’s accounting functions and internal controls. The Audit Committee is currently composed of four directors, each of whom meets the independence requirements set forth under the Exchange Act requirements and in NASDAQ corporate governance rules. The Audit Committee operates under a written charter approved by the Board. The Charter can be found at Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.” Associated’s Board has also determined that three of the members of the Audit Committee, Ms. Beckwith, Mr. Hutchinson and Ms. Kamerick, are “audit committee financial experts,” based upon education and work experience. Associated believes Ms. Beckwith qualifies as an “audit committee financial expert” based upon the fact that she was a Certified Public Accountant and upon her experience as an auditor for Deloitte, Haskins & Sells from 1982 to 1984; as the person responsible for external financial reporting for Deluxe from 1984 to 1995; and as Chief Financial Officer for Gelco from 1999 to 2000. Associated believes Mr. Hutchinson qualifies as an “audit committee financial expert” based upon his experience as Group Vice President, Mergers & Acquisitions, of BP Amoco p.l.c. from January 1999 to April 2001; and Vice President, Financial Operations, Treasurer, Controller, and Vice President — Mergers, Acquisitions & Negotiations of Amoco Corporation, Chicago, Illinois, from 1981 to 1999. Associated believes Ms. Kamerick qualifies as an “audit committee financial expert” based upon her experience as Senior Vice President, Chief Financial Officer and Chief Legal Officer of Tecta America Corporation since August 2008; Executive Vice President and Chief Financial Officer of BearingPoint, Inc. from May 2008 to June 2008; Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Heidrick & Struggles International, Inc., from June 2004 to May 2008; Executive Vice President and CFO of Bcom3 Group, Inc., parent company of Leo Burnett and Starcom Media from August 2001 to January 2003; and Executive Vice President and CFO of United Stationers from 2000 to 2001.

Management is responsible for Associated’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Associated’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2009 consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged With Governance), (AICPA, Professional Standards, Vol. 1 AU Section 380). The Audit Committee also received written disclosures from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in Associated’s Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Ronald R. Harder, Chairman	Karen T. Beckwith, Member	William R. Hutchinson, Member	Eileen A. Kamerick, Member

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent Associated specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

APPROVAL OF THE ASSOCIATED BANC-CORP
2010 INCENTIVE COMPENSATION PLAN

We are requesting our shareholders to vote in favor of adopting the Associated Banc-Corp 2010 Incentive Compensation Plan (referred to in this proposal as the “2010 Plan”). On March 1, 2010, our Board of Directors adopted the 2010 Plan, subject to approval by our shareholders. If our shareholders approve the 2010 Plan, it will become effective on the date of the Annual Meeting, and it will replace the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan (the “2003 Plan”) and no future awards will be made under the 2003 Plan. In addition, if our shareholders approve the 2010 Plan, no future awards will be made under the Associated Banc-Corp 1987 Long-Term Incentive Stock Plan (the “1987 Plan”) after the date of the Annual Meeting. The description of certain key features of the 2010 Plan is subject to the specific provisions in the full text of the 2010 Plan, which is attached as Appendix A to this Proxy Statement.

The approval of the 2010 Plan is important for many reasons. A significant reason for requesting approval of the 2010 Plan is to ensure that we have sufficient shares of common stock available to make equity awards to our employees, in furtherance of the philosophy of the Compensation and Benefits Committee (the “Committee”) that emphasizes payment of long-term incentive compensation without encouraging employees to take unnecessary and excessive risks. Shareholder approval of the 2010 Plan is necessary in order for us, after we no longer participate in TARP, to be able to grant performance-based awards that qualify for the exception to the deductibility limit set forth in Section 162(m) of the Code (“Section 162(m)”), which is discussed in the Compensation Discussion and Analysis section above. In addition, shareholder approval of the 2010 Plan will provide us with an incentive compensation plan that (1) expands the types of incentive compensation awards that may be granted to eligible persons; (2) requires “double trigger” change in control vesting for incentive compensation awards (i.e., a termination of employment must occur within a limited time period following a change in control for outstanding incentive awards to vest); and (3) contains minimum vesting requirements for most awards, the duration of which depends on whether the award is tied to the achievement of specified performance goals. If shareholders do not approve the 2010 Plan, the 1987 Plan and the 2003 Plan will remain in place without any additional shares.

Purposes and Eligibility

The purposes of the 2010 Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals, and to more closely align the participants’ interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors are eligible to participate in the 2010 Plan. As of March 4, 2010 we had 4,997 employees and 10 non-employee directors. We do not currently anticipate that our consultants will participate in the 2010 Plan.

Shares Authorized for Issuance

Under the 2010 Plan, 11,500,000 shares of our common stock are authorized for initial issuance, which will be increased by the number of shares (1) remaining, as of the effective date of the 2010 Plan, for issuance under the 2003 Plan, (2) that become available under the 2010 Plan and the 2003 Plan pursuant to forfeiture, termination, lapse of restrictions or satisfaction of a share-based award in cash or other property other than with shares and (3) needed to substitute shares subject to outstanding awards granted by a company with which we consummate a business combination (as described in the “Substitute Awards” section below). The number of shares available under the 2010 Plan will be reduced by one for each share delivered as a result of the exercise of a stock option. Except with respect to a stock appreciation right payable only in cash (in which case the number of available shares will not be reduced), the number of shares available under the 2010 Plan will be reduced by the greater of (a) the number of shares delivered upon exercise of a stock appreciation right, and (b) the number of shares underlying such right (i.e., shares associated with a stock appreciation right reduce the number of shares available under the 2010 Plan on a gross basis rather than a net basis). Each share delivered pursuant to the 2010 Plan in respect of an award other than a stock option, stock appreciation right or substitute award will reduce the number of shares available under the 2010 Plan by 2.16. The 2010 Plan provides that shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, shares used to pay the exercise price or required tax withholding for an award under the 2010 Plan and shares repurchased in the open market with the proceeds of an exercise price will be unavailable for future awards under the 2010 Plan.

The following table provides information as of March 4, 2010, regarding our total outstanding shares of common stock, shares remaining available for issuance under the 2003 Plan that would be added to the 2010 Plan upon shareholder approval of the 2010 Plan, total number of shares potentially subject to forfeiture under the 1987 Plan and 2003 Plan, shares underlying outstanding options under the 1987 Plan and 2003 Plan, and shares underlying full value awards under the 2003 Plan, as well as overhang, weighted average exercise price and option terms, and share price information.

Shares Outstanding	173,614,761
Shares Underlying Outstanding Options	7,598,543
Shares Outstanding + Shares Underlying Outstanding Options	181,213,304
Overhang (Shares Underlying Options Outstanding/Shares Outstanding)	4.38%
Weighted Average Exercise Price of Outstanding Options	$24.40
Weighted Average Remaining Contractual Term of Outstanding Options	6.03 years
Non-vested Full Value Awards Outstanding Under 2003 Plan	752,862
Shares Available for Grant from 2003 Plan	1,271,070
Total Overhang (Shares Underlying Outstanding Options + Shares Available)/Shares Outstanding	5.11%
Additional Shares Board Seeks Approval For	11,500,000
As a % of Shares Outstanding	6.62%
As a % of Shares Outstanding & Shares Underlying Outstanding Options	6.35%
Closing Price of Common Stock	$12.91

Administration and Types of Awards

The 2010 Plan is administered by the Committee, which interprets the 2010 Plan and, subject to the terms of the 2010 Plan, has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards. To the extent permitted under the 2010 Plan, with respect to awards that are not subject to minimum vesting requirements (described below in the Minimum Vesting and Termination of Employment or Services section), the Committee has the authority to accelerate vesting, waive restrictions or allow awards to continue to vest following termination.

The 2010 Plan allows us to grant the following types of awards:

•	options (non-qualified and incentive stock options);

•	stock appreciation rights, or SARs;

•	restricted stock;

•	restricted stock units;

•	deferred stock;

•	performance units;

•	annual incentive awards; and

•	shares.

Stock Options.  Options may be granted by the Committee and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the 2010 Plan). Stock options will vest in accordance with the applicable award agreement. The exercise price for all stock options granted under the 2010 Plan will be determined by the Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the common stock on the date of grant. Further, shareholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of the common stock on the date of grant.

The term of all stock options granted under the 2010 Plan will be determined by the Committee and will not exceed 10 years (or five years for incentive stock options granted to shareholders who own greater than 10% of our voting stock). No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded $100,000 in incentive stock options in any calendar year, any incentive stock options in excess of $100,000 granted during the same year will be treated as non-qualified stock options. Each option gives the participant the right to receive a number of shares of common stock upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the shares acquired on exercise), personal check, wire transfer or, if approved by the Committee, shares of common stock or restricted common stock. The 2010 Plan also gives the Committee discretion to permit Associated to pay, in cash or shares, the net amount or “spread” between the total exercise price and the fair market value of the aggregate number of shares being exercised.

The 2010 Plan prohibits the repricing of stock options. For this purpose, “repricing” means (except in the case of certain adjustments permitted by the 2010 Plan and described in the Adjustments section below): (1) lowering of the exercise price of a stock option after it is granted; (2) cancelling a stock option at a time when the exercise price exceeds the fair market value of the underlying common stock in exchange for another award; and (3) any other action which is treated as repricing under generally accepted accounting principles. The 2010 Plan provides that dividend equivalents will not be payable with respect to stock options.

Stock Appreciation Rights or SARs.  All SARs must be granted on a stand-alone basis (i.e., not in conjunction with stock options granted under the 2010 Plan). SARs are subject to the terms and conditions, including vesting conditions, set by the Committee. SARs will vest in accordance with the applicable award agreement. A SAR granted under the 2010 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of the common stock over a specified price, known as the strike price, fixed by the Committee, which will not be less than 100% of the fair market value of the common stock on the grant date of the SAR. Payment may be made in cash, shares of the common stock, or other property, in any combination as determined by the Committee. The 2010 Plan prohibits the repricing of SARs (as described in the Stock Options section above). The 2010 Plan provides that dividend equivalents will not be payable with respect to SARs.

Restricted Stock and Restricted Stock Units.  Restricted stock is common stock that is forfeitable until the restrictions lapse. Restricted stock units are rights granted as an award to receive shares of common stock, conditioned upon the satisfaction of restrictions imposed by the Committee. The Committee will determine the restrictions for each award and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock and restricted stock units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of a specific event. Except as described below in the Minimum Vesting and Termination of Employment or Service section, restricted stock which vests solely based upon continued employment will be subject to restrictions of at least three years, and restricted stock which vests based on attainment of specified performance goals will be subject to restrictions of at least one year. Participants may have voting rights in restricted stock and do not have voting rights in restricted stock units. Participants generally will not receive dividends on shares of restricted stock or restricted stock units, but may be able to receive dividend equivalents if and when such award vests or, if later, becomes payable. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or restricted stock units.

Deferred Stock.  Deferred stock is the right to receive shares of common stock at the end of a specified deferral period. The Committee will determine the number of shares and terms and conditions for each deferred stock award and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or restricted stock units. A deferred stock award may also be made in connection with a participant’s deferral election to receive all or a portion of his or her salary and/or bonus or, in the case of a director, his or her cash retainer. If a deferred stock award is made pursuant to a voluntary deferral election by the participant, such award will not be subject to minimum vesting requirements. Otherwise, a deferred stock award will generally be subject to a minimum vesting period of three years. Participants do not have voting rights in deferred stock, but participants’ deferred stock may be credited with dividend equivalents to the extent dividends are paid or distributions made during the deferral period.

Performance Units.  Performance units are any grant of (1) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Committee, or (2) a unit valued by reference to a designated amount of property. Performance units may be paid in cash, shares of common stock, restricted stock or restricted stock units. The Committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met. Performance units will not vest sooner than one year from their date of grant, except in certain limited circumstances described below in the Minimum Vesting and Termination of Employment or Service section. If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units. The 2010 Plan provides that dividend equivalents will not be paid with respect to performance units prior to the date on which they vest.

Annual Incentive Awards.  The 2010 Plan includes annual incentive awards. The Committee will determine the amounts and terms of all annual incentive awards, including performance goals, which may be weighted for different factors and measures. In the case of annual incentive awards intended to satisfy Section 162(m), the Committee will designate individuals eligible for annual incentive awards within the first 90 days of the year for which the annual incentive award will apply and will certify attainment of performance goals within 60 days following the end of each year. In addition, the Committee may establish threshold, target and maximum annual incentive award opportunities for each participant. Annual incentive awards may be paid in cash, shares of common stock, restricted stock, options or any other award under the 2010 Plan. Such payment will be made by March 15th of the year following the year for which such incentive award was earned.

Shares.  Shares that are provided as a part of a participant’s base salary may be granted under the 2010 Plan without being subject to any vesting, transfer or other restrictions. Associated awards shares to certain of its key employees who are subject to compensation limitations under TARP, and such shares constitute a portion of such employee’s base salary. Pursuant to the Interim Final Rule under TARP, salary that is paid in shares of common stock must not be subject to any vesting requirements, although it may be subject to restrictions on transferability. Associated generally imposes transfer restrictions on these shares.

Performance-Based Compensation

The objective performance criteria for awards (other than stock options and SARs) granted under the 2010 Plan that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) and are to be based on one or more of the following measures:

•	earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	earnings (either in the aggregate or on a per-share basis);

•	net income or loss (either in the aggregate or on a per-share basis);

•	operating profit;

•	cash flow (either in the aggregate or on a per-share basis);

•	free cash flow (either in the aggregate or on a per-share basis);

•	capital ratio (either tier 1 or total);

•	non-interest expense;

•	costs;

•	gross revenues;

•	deposit growth;

•	loan loss provisions;

•	reductions in expense levels;

•	operating and maintenance cost management and employee productivity;

•	share price or total shareholder return (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

•	net economic value;

•	non-performing asset ratio;

•	net charge-off ratio;

•	net interest margin;

•	economic value added or economic value added momentum;

•	aggregate product unit and pricing targets;

•	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, credit quality, loan quality, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	return on average assets or average equity;

•	achievement of objectives relating to diversity, employee turnover, or other human capital metrics;

•	results of customer satisfaction surveys or other objective measures of customer experience; and/or

•	debt ratings, debt leverage and debt service.

In any calendar year, no participant may be granted awards for options or SARs that exceed, in the aggregate, 400,000 underlying shares of our common stock. In any calendar year, no participant may be granted awards for restricted stock, deferred stock, restricted stock units or performance units (or any other award other than options or SARs which is determined by reference to the value of shares or appreciation in the value of shares) that exceed, in the aggregate, 400,000 underlying shares of our common stock. No participant may be granted a cash award that would have a maximum payout, during any calendar year, exceeding $3 million. No participant may be granted a cash award for a performance period of more than one year that would have a maximum payout, during the performance period, that would exceed $6 million. These limits are higher than we expect to be needed for awards under the 2010 Plan and are included in the 2010 Plan to comply with the requirements for deductibility of awards subject to Section 162(m).

Change in Control

Unless provided otherwise in an award agreement, a participant’s awards will become vested, the relevant restrictions will lapse and the relevant performance goals will be deemed to be met upon the involuntary termination of such participant’s employment or service without cause during the two-year period following the occurrence of a change in control. In addition, the Committee may, in order to maintain a participant’s rights in the event of any change in control of Associated (1) make any adjustments to an outstanding award to reflect such change in control, or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the Committee may cancel any outstanding unexercised options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is greater than the fair market value of our common stock as of the date of the change in control. Under the 2010 Plan, the Committee will also have the ability to cash out any options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is less than the fair market value of our common stock as of the date of the change in control. If the Committee determines that such an award should be cashed-out, the participant will receive the lesser of the fair market value of a share of our common stock on the date of the change in control or the price paid per share in the transaction that constitutes the change in control.

For purposes of the 2010 Plan, a “change in control” occurs when (1) any corporation, person or other entity, including a group, becomes the beneficial owner of more than 35% of our then-outstanding common stock; (2) consummation of our merger or consolidation with or into another corporation other than a majority-owned subsidiary of Associated, or a sale or other disposition of at least 85% of our assets, and following such a transaction the members of Associated’s Board of Directors prior to such transaction no longer constitute a majority of the board of directors of Associated surviving after such transaction; (3) consummation of a plan of liquidation of Associated; or (4) within any 24-month period a majority of our Board of Director positions are no longer held by (a) individuals who were members of the Board of Directors at the beginning of such 24-month period (the “Initial Board Members”), and (b) those individuals who were first elected as directors upon the recommendation of the Initial Board Members (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest). With respect to any award that would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A compliant, definition of “change in control” applies.

Minimum Vesting and Termination of Employment or Service

Minimum Vesting.  Any award that is conditioned upon satisfying specified performance goals and is payable in shares of common stock will not vest sooner than one year following the date of grant of such award. Any award that vests solely based upon the participant’s continued employment with Associated will not vest sooner than three years following the date of grant of such award. However, options, SARs, deferred stock that is received pursuant to a participant’s deferral election, and shares that are paid as a component of a participant’s base salary are not subject to these one-year and three-year minimum vesting requirements. Also, the one-year and three-year minimum vesting requirements may not apply if the participant terminates employment due to his or her early retirement, normal retirement, death, disability or a change in control of Associated. In addition, up to 5% of the available shares under the 2010 Plan will not be subject to the one-year and three-year minimum vesting requirements, as determined by the Committee either at the time an award is made or at a later date.

Treatment of Awards Following Termination.  Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service (either voluntarily by the participant or by us) without cause and not due to death, disability, early retirement or normal retirement, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 30 days after such termination (but not beyond the original term of the option or SAR) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment due to his or her early retirement, a pro rata portion of such participant’s stock options or SARs (based upon the period of service worked during the applicable vesting period) will be vested following such termination, and, to the extent vested, will remain exercisable during the one year period following such termination (but not beyond the original term of the option or SAR), and thereafter will be cancelled and forfeited to us. With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death, disability or normal retirement, such participant’s stock options or SARs will vest and remain exercisable until one year after such termination (but not beyond the original term of the option or SAR), and thereafter will be cancelled and forfeited to us. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, with respect to restricted stock, in the event of the participant’s termination of employment or service for any reason other than death, disability, early retirement or normal retirement, all unvested shares will be forfeited to us. Unless the applicable award agreement provides otherwise, upon a termination due to the participant’s early retirement, a pro rata portion of such participant’s restricted stock (based upon the period of service worked during the applicable vesting period) will be vested. Unless the applicable award agreement provides otherwise, upon a termination due to the participant’s death, disability or normal retirement, all unvested shares of restricted stock will immediately vest.

Restricted stock units, performance units and deferred stock awards that are subject to the minimum one-year or three-year vesting requirements (described above under Minimum Vesting) may become vested in connection with a change in control of Associated or upon the participant’s termination of employment due to early retirement, normal retirement, death or disability, as determined by the Committee or in an applicable award agreement.

Key Definitions.  For purposes of the 2010 Plan, “cause” means (1) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of Associated; (2) breach of a fiduciary duty to Associated; (3) violation or threatening to violate a restrictive covenant agreement (such as a non-compete, non-solicit or non-disclosure agreement); (4) unauthorized disclosure or use of confidential information or trade secrets; (5) violation of any lawful policies or rules of ours, including any applicable code of conduct; (6) commission of criminal activity; (7) failure to reasonably cooperate in any investigation or proceeding concerning Associated; (8) determination by a governmental authority or agency that bars or prohibits the participant from being employed in his or her current position; or (9) neglect or misconduct in the performance of a participant’s duties that remains unresolved ten days after we have given notice of the neglect or misconduct, in each case as determined by the Committee. However, if a participant is subject to an employment agreement with us that contains a different definition of “cause,” the definition contained in the employment agreement will control.

For purposes of the 2010 Plan, “early retirement” means the participant terminates employment or service with Associated after reaching age 55 and working with Associated for at least 15 years. For purposes of the 2010 Plan, “normal retirement” means the participant terminates employment or service with Associated after reaching age 62 and working with Associated for at least five years.

Amendment and Termination

Unless the 2010 Plan is earlier terminated by our Board of Directors, the 2010 Plan will automatically terminate on the earlier of (1) the date all shares subject to the 2010 Plan have been purchased or acquired and the restrictions on all restricted stock granted under the 2010 Plan have lapsed, and (2) ten years from the 2010 Plan’s effective date. Awards granted before the termination of the 2010 Plan may extend beyond that date in accordance with their terms. The Board of Directors is permitted to amend the 2010 Plan and the Committee is permitted to amend the terms and conditions of outstanding awards. However, no amendment of the 2010 Plan or an award may adversely affect the rights of any participant with respect to outstanding awards without the applicable participant’s written consent, decrease the minimum vesting requirements (described above in the Minimum Vesting and Termination of Employment or Service section), or violate rules under Section 409A of the Code regarding the form and timing of payment of deferred compensation. Shareholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the NASDAQ Global Select Market, which would include actions such as increasing the number of shares available under the 2010 Plan or expanding who is eligible to participate under the 2010 Plan.

Transferability

Unless otherwise determined by the Committee, awards granted under the 2010 Plan are not transferable except by will or the laws of descent and distribution. The Committee will have sole discretion to permit the transfer of an award to certain family members specified in the 2010 Plan.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2010 Plan, the Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2010 Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Substitute Awards

The 2010 Plan permits the Committee to grant substitute awards in connection with a corporate transaction with Associated. Substitute Awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Committee determines.

Federal Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of January 1, 2010. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Stock Options.  The grant of stock options under the 2010 Plan will not result in taxable income to the recipient of the option or an income tax deduction for Associated. However, the transfer of common stock to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for Associated, depending upon whether the options are “incentive stock options” or non-qualified options.

The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for Associated in the amount by which the fair market value of the shares of common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for Associated if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or 12 months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for non-qualified stock options. If the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. Associated would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Stock Appreciation Rights or SARs.  The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for Associated. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and such amount will be deductible by Associated.

Restricted Stock.  Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of common stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, Associated will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Deferred Stock.  The granting of deferred stock generally should not result in taxable ordinary income to the recipient of deferred stock or a tax deduction for Associated. The payment or settlement of deferred stock should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received and a corresponding tax deduction by Associated. Rules relating to the timing of payment of deferred compensation under Section 409A of the Code are applicable to deferred stock and any violation of Section 409A may result in potential acceleration of income taxation, as well as interest and tax penalties to the participant.

Other Awards.  The granting of restricted stock units, performance units or an annual incentive award generally should not result in the recognition of taxable income by the recipient or a tax deduction by Associated. The payment or settlement of these awards, or the grant of shares, should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received and a corresponding tax deduction by Associated. If the award consists of shares of common stock that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and Associated will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and Associated will be entitled to a corresponding tax deduction.

Section 162(m).  Currently, due to our participation in TARP, the limits under Section 162(m) are inapplicable to us because we are prohibited from awarding performance-based compensation to the employees who would be subject to the limits imposed Section 16(m). Once we are no longer a participant in TARP, under Section 162(m), we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest-paid executive officers (other than the Chief Financial Officer) who are employed by Associated on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this deduction limitation.

Section 280G of the Code.  Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2010 Plan in connection with a “change in control” of Associated might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and Associated would be denied a tax deduction for the amount of the excess parachute payment. However, the 2010 Plan provides for an automatic reduction of a participant’s awards to the extent that an award would result in any excess parachute payment that would trigger such an excise tax, unless the participant is party to a written agreement with Associated that provides for other treatment with respect to such excess parachute payments.

New Plan Benefits

Associated cannot determine (except as indicated in the table below) the number of shares or dollar amounts of long-term incentive awards that will be granted under the 2010 Plan to the NEOs, the executive officers as a group, directors who are not executive officers as a group and employees who are not executive officers as a group. Under the terms of the 2010 Plan, the amount of awards to be granted is within the discretion of the Committee. Accordingly, we have provided below a table of the aggregate number of award grants under the 1987 Plan and the 2003 Plan to each of the NEOs and certain groups of participants during 2009. However, the Committee already determined to pay certain individuals a portion of their base salary in shares of our common stock, also called salary shares, and to pay our Chief Executive Officer a restricted stock award.

Following the date of our 2010 Annual Meeting, these salary shares will be awarded from the 2010 Plan if our shareholders approve the 2010 Plan at that meeting. In addition, our Chief Executive Officer’s restricted stock award in 2011 will be made under the 2010 Plan if it is approved by our shareholders at our 2010 Annual Meeting. The chart below lists the dollar value of (1) the salary shares that will be received each pay date, (2) the salary shares that will be received for all 2010 pay dates after the 2010 Plan’s effective date, for each of the following: any NEO who is receiving salary shares, all executive officers receiving salary shares as a group, and all non-executive officers receiving salary shares as a group, and (3) all restricted stock awards to be made during 2010 and 2011 that are presently determinable.

		2009
	2009	Restricted	2009
	Stock	Stock	Salary
Name and Position or Group	Options	Grants	Shares

Philip B. Flynn, President and CEO	—	8,985	5,841
Paul S. Beideman, Former Chairman and CEO	50,000	80,433	—
Joseph B. Selner, Executive Vice President, Chief Financial Officer	13,500	5,000	—
Scott Hickey, Executive Vice President, Chief Credit Officer	30,000	12,200	—
Mark D. Quinlan, Executive Vice President, Chief Information Officer	12,600	12,600	—
Mark J. McMullen, Executive Vice President, Director, Wealth Management	12,500	8,500	—
Lisa B. Binder, Former President and COO	30,000	27,000	—
David A. Baumgarten, Executive Vice President, Regional Banking	12,200	13,900	—
Executive Officers as a group	223,250	226,043	5,841
Non-Employee Directors as a group	0	0	—
Non-Executive Officer Employees as a group	743,576	145,600	—

	Dollar	Aggregate	Number	Dollar	Aggregate	Number
	Value Per	Dollar	of Shares	Value Per	Dollar	of Shares
	Pay Date	Value for	for 2010	Pay Date	Value for	for 2011
Name and Position or Group	for 2010	2010(1)	(2)	for 2011	2011(1)	(2)

Philip B. Flynn,	$86,769	$1,561,846	—	$86,769	$3,456,000 (3)	—
President and CEO
Paul S. Beideman,	—	—	—	—	—	—
Former Chairman and CEO
Joseph B. Selner,	$16,283	$293,095	—	—	—	—
Executive Vice President, Chief Financial Officer
Scott S. Hickey,	$10,419	$187,546	—	—	—	—
Executive Vice President, Chief Credit Officer
Mark D. Quinlan,	$9,228	$166,112	—	—	—	—
Executive Vice President, Chief Information Officer
Mark J. McMullen,	$10,866	$195,584	—	—	—	—
Executive Vice President, Director, Wealth Management
Lisa B. Binder, Former	—	—	—	—	—	—
President and COO
David A. Baumgarten,	—	—	—	—	—	—
Executive Vice President, Regional Banking
Executive Officers as a group(4)	$187,515	$3,375,270	—	$96,000	$3,696,000	—
Non-Employee Directors as a group	—	—	—	—	—	—
Non-Executive Officer Employees as a group	$26,283	$673,094 (5)	—	—	—	—

(1)	The amounts in this column assume the share salary recipients remain employed through December 31 of the applicable plan year.

(2)	The number of shares cannot be determined because the actual number of shares paid on any pay date will depend on the closing price of a share of our common stock on each pay date. On each pay date, the number of shares a recipient will receive is the dollar value per pay date, minus any tax withholdings, then divided by the stock price of our common stock on that pay date, rounded down to the nearest whole number of shares.

(3)	In addition to share salary, this amount includes a restricted stock grant valued at $1,200,000. The number of restricted shares that will be granted pursuant to this award will depend on our closing stock price on the date this award is granted.

(4)	Includes the named executive officers listed above in the chart.

(5)	In addition to share salary, this amount includes a restricted stock grant for a newly-hired non-executive officer.

Recommendation of the Board of Directors

The Board recommends that shareholders vote FOR the approval of the Associated Banc-Corp 2010 Incentive Compensation Plan. If a majority of the votes cast is voted FOR this Proposal 2, it will pass.

PROPOSAL 3

APPROVAL OF AN ADVISORY (NON-BINDING) PROPOSAL ON EXECUTIVE
COMPENSATION

As a participant in the TARP Capital Purchase Program, we are required under the American Recovery and Reinvestment Act of 2009 to include in this Proxy Statement and present at the shareholders meeting a non-binding shareholder vote to approve the compensation of our executives, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC. The proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to approve or not approve the compensation of our executives as disclosed in this proxy statement through the following resolution:

“Resolved, that the shareholders approve the compensation of the executives of Associated Banc-Corp, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material).”

Your vote will not be binding on Associated’s Board of Directors. However, Associated’s Benefits and Compensation Committee plans to consider the outcome of the vote in its compensation determinations for our executives.

Recommendation of the Board of Directors

The Board recommends that shareholders vote FOR the approval of an advisory (non-binding) proposal on the compensation of the executives of Associated Banc-Corp, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material). If a majority of the votes cast is voted FOR this Proposal 3, it will pass. Unless otherwise directed, all proxies will be voted FOR Proposal 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, and the Board has approved, KPMG LLP to serve as Associated’s independent registered public accounting firm for the year ending December 31, 2010. KPMG LLP audited Associated’s consolidated financial statements for the year ended December 31, 2009. It is expected that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

If KPMG LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. If a majority of the votes cast is voted FOR this Proposal 4, it will pass. Unless otherwise directed, all proxies will be voted FOR Proposal 4. If the shareholders do not ratify the selection, the Audit Committee will take the shareholders’ vote under advisement.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Associated’s annual financial statements for 2008 and 2009, and fees billed for other services rendered by KPMG LLP.

	2008	2009

Audit Fees(1)	$813,700	$894,200
Audit-Related Fees(2)	271,600	265,700
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,085,300	$1,159,900

(1)	Audit fees include those necessary to perform the audit and quarterly reviews of Associated’s consolidated financial statements. In addition, audit fees include audit or other attest services required by statute or regulation, such as comfort letters, consents, reviews of SEC filings, and reports on internal controls.

(2)	Audit-related fees consist principally of fees for recurring and required financial statement audits of certain subsidiaries, employee benefit plans, and common trust funds.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by Associated’s independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the independent registered public accounting firm’s independence.

During 2009, each new engagement of Associated’s independent registered public accounting firm to perform audit and non-audit services was approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

The Audit Committee of the Board of Associated considers that the provision of the services referenced above to Associated is compatible with maintaining independence by KPMG LLP.

Recommendation of the Board of Directors

The Board recommends that shareholders vote FOR the selection of KPMG LLP as Associated’s independent registered public accounting firm for the year ending December 31, 2010.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, Associated is not aware of any matters to be presented for action at the meeting other than those described in this Proxy Statement. If any matters properly come before the Annual Meeting, the proxy form sent herewith, if executed and returned, gives the designated proxies discretionary authority with respect to such matters.

SHAREHOLDER PROPOSALS

Proposals of a shareholder submitted pursuant to Rule 14a-8 of the Securities and Exchange Commission (“Rule 14a-8”) for inclusion in the proxy statement for the annual meeting of shareholders to be held April 27, 2011, must be received by Associated at its executive offices no later than November 17, 2010. This notice of the annual meeting date also serves as the notice by Associated under the advance-notice Bylaw described below.

A shareholder that intends to present business other than pursuant to Rule 14a-8 at the next annual meeting, scheduled to be held on April 27, 2011, must comply with the requirements set forth in Associated’s Amended and Restated Bylaws. To bring business before an annual meeting, Associated’s Amended and Restated Bylaws require, among other things, that the shareholder submit written notice thereof to Associated’s executive offices not less than 75 days nor more than 90 days prior to April 27, 2011. Therefore, Associated must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 27, 2011, and no later than February 11, 2011. If notice is received before January 27, 2011, or after February 11, 2011, it will be considered untimely, and Associated will not be required to present such proposal at the April 27, 2011 Annual Meeting.

By Order of the Board of Directors,

Brian R. Bodager
Executive Vice President
Chief Administrative Officer
General Counsel & Corporate Secretary
Green Bay, Wisconsin
March 15, 2010

APPENDIX A

Associated Banc-Corp
2010 Incentive Compensation Plan

A-i

A-ii

A-iii

A-iv

Associated Banc-Corp

2010 Incentive Compensation Plan

Section 1.  Establishment, Purpose and Duration

1.1.  Effective Date and Purpose.  Associated Banc-Corp, a Wisconsin corporation (the “Company”), hereby establishes the Associated Banc-Corp 2010 Incentive Compensation Plan (the “Plan”). The Plan is intended to (a) align the interests of key employees and consultants of the Company and its subsidiaries, and directors of the Company, with the interests of the Company’s shareholders by encouraging stock ownership; (b) provide long-term stock and cash incentives and rewards to those individuals who are in a position to contribute to the long-term success and growth of the Company without encouraging participants to take unnecessary and excessive risks; and (c) assist the Company in attracting and retaining exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Plan was approved by the Company’s Board of Directors (the “Board”) on March 1, 2010, subject to approval by the Company’s shareholders, and, if approved by shareholders, the Plan shall become effective on April 28, 2010 (the “Effective Date”).

1.2.  Duration of the Plan.  The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of the Plan. The termination of the Plan shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.  Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1.  “Annual Incentive Award” means a performance bonus determined under Section 12.

2.2.  “Award” means any Option (including a Non-Qualified Stock Option and an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Share, Dividend Equivalent or Annual Incentive Award.

2.3.  “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted hereunder between the Company and the Grantee.

2.4.  “Beneficiary” means the Person designated to receive Plan benefits, if any, following a Grantee’s death in accordance with Section 16.

2.5.  “Board” means the Board of Directors of the Company.

2.6.  “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year, provided that such bonus opportunity shall be either (a) to the extent that the Grantee has entered into an Employment Agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in such Employment Agreement for such Year based on the Grantee’s base salary in effect on the first day of such Year, or (b) if there is no Employment Agreement in effect between the Company and the Grantee as of the first day of such Year or if the Employment Agreement does not specify such bonus levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Grantee).

2.7.  “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects; (b) breach of a fiduciary duty owed to the Company; (c) violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between an Eligible Person and any Employer; (d) unauthorized disclosure or use of confidential information or trade secrets; (e) violation of any lawful policies or rules of the Company, including any applicable code of conduct; (f) commission of criminal activity; (g) failure to reasonably cooperate in any investigation or proceeding concerning the Company; (h) determination by a governmental authority or agency that bars or prohibits the Grantee from being employed in his or her current position with the Company; or (i) neglect or misconduct in the performance of the Grantee’s duties and responsibilities, provided that he or she did not cure such neglect or misconduct within ten (10) days after the Company gave written notice of such neglect or misconduct to such Grantee; provided, however, that in the event a Grantee is party to a Employment Agreement with the Company or a Subsidiary that contains a different definition of Cause, the definition of Cause contained in such Employment Agreement shall be controlling.

2.8.  “Change in Control” means:

(a) with respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following: (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; (ii) (A) consummation of the Company’s merger or consolidation with or into another corporation other than a majority-owned subsidiary of the Company, or the sale or other disposition of at least eighty-five percent (85%) of the Company’s assets, and (B) the persons who were the members of the Board prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or parent thereof; (iii) the consummation of a plan of liquidation; or (iv) within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

(b) with respect to Deferred Compensation Awards, the occurrence of one or more of any of the following:

(i) A Change in the Ownership of the Company.  A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(ii) A Change in the Effective Control of the Company.  A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the

Company by the same Person or Persons is not considered a change in the effective control of the Company.

(iii) A Change in the Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to eighty-five percent (85%) or more than the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B) an entity, fifty percent (50%) or more of the total Fair Market Value or voting power of which is owned, directly or indirectly, by the Company;

(C) a Person, or more than one Person acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total Fair Market Value or voting power of all the outstanding stock of the Company; or

(D) an entity, at least fifty percent (50%) of the total Fair Market Value or voting power of which is owned, directly or indirectly, by a Person described in Section 2.8(b)(iii)(C).

For purposes of this Section 2.8(b):

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

“Group” shall have the meaning ascribed to such term in Treasury Regulations Section 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable;

stock ownership shall be determined under Code Section 409A; and

any interpretation or determination of the Committee regarding the payment of Deferred Compensation Awards in connection with a Change in Control shall take into account any applicable guidance and regulations under Code Section 409A, and shall be made with the intent to comply with Code Section 409A.

2.9.  “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings promulgated thereunder and to any successor provisions.

2.10.  “Committee” has the meaning set forth in Section 3.1(a).

2.11.  “Common Stock” means common stock, par value $.01 per share, of the Company.

2.12.  “Company” has the meaning set forth in Section 1.1.

2.13.  “Compensation Limitations” means (a) the terms and conditions of the Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008, as amended, including the Interim Final Rule published by the Department of the Treasury on June 15, 2009, and any other rules and regulations that are applicable to the Company pursuant to its participation in the TARP, as they may be promulgated and/or amended from time to time; and (b) any other compensation limitations that may become applicable to the Company or Grantee pursuant to laws or other rules, regulations or written guidance issued pursuant to the authority of the Federal Reserve Board, the Office of the Comptroller of

the Currency, the Federal Deposit Insurance Corporation or other applicable federal or state regulatory agency.

2.14.  “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.15.  “Deferred Compensation Award” means an Award that is not exempt from Code Section 409A and, thus, could be subject to adverse tax consequences under Code Section 409A.

2.16.  “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.17.  “Disability” means:

(a) with respect to Awards other than Deferred Compensation Awards, a mental or physical illness that entitles the Grantee to receive benefits under the long-term disability plan of an Employer, or if the Grantee is not covered by such a plan or the Grantee is not an employee of an Employer, a mental or physical illness that renders a Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary.

(b) with respect to any Deferred Compensation Award, a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

Notwithstanding anything to the contrary in this Section 2.17 to the contrary, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a felony criminal offense.

2.18.  “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.

2.19.  “Early Retirement” means a Termination of Service, other than for Cause, death or Disability, on or after reaching age fifty-five (55) and completion of fifteen (15) years of service with an Employer.

2.20.  “Effective Date” has the meaning set forth in Section 1.1.

2.21.  “Eligible Person” means any (a) employee of an Employer, (b) non-employee director of the Company or (c) consultant engaged by an Employer.

2.22.  “Employer” means the Company or any Subsidiary.

2.23.  “Employment Agreement” means an employment agreement, offer letter, consulting agreement or other written agreement between an Employer and an Eligible Person, which relates to the terms and conditions of such person’s employment or other services for an Employer.

2.24.  “Exchange Act” means the Securities Exchange Act of 1934 (and any successor thereto), as amended from time to time. References to a particular section of the Exchange Act include references to rules, regulations and rulings promulgated and in effect thereunder, and to any successors thereto.

2.25.  “Exercise Date” means the date the Grantee or other holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation as required hereunder, under the applicable Award Agreement or as the Committee may otherwise specify.

2.26.  “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on the NASDAQ Global Select Market or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its shareholders or its creditors.

2.27.  “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.28.  “Grantee” means an Eligible Person who has been granted an Award.

2.29.  “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.

2.30.  “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.31.  “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.32.  “Normal Retirement” means a Termination of Service, other than for Cause, death or Disability, on or after reaching age sixty-two (62) and completion of five (5) years of service with an Employer.

2.33.  “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.34.  “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.35.  “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including, to the extent applicable, the special provision for options thereunder).

2.36.  “Performance Goal” means the objective and/or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than an Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (other than an Option, but including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.37.  “Performance Measures” has the meaning set forth in Section 4.4(a).

2.38.  “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

2.39.  “Performance Unit” means any grant pursuant to Section 11 of (a) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any Performance Goals specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

2.40.  “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.41.  “Plan” has the meaning set forth in Section 1.1 and also includes any appendices hereto.

2.42.  “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.43.  “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which may be time-based, performance-based or based upon the occurrence of one or more events or conditions.

2.44.  “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) a restriction that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time, the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date, the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.45.  “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.46.  “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.47.  “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.48.  “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.49.  “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.3(b) or 10.4(c), as applicable.

2.50.  “Share” means a share of Common Stock.

2.51.  “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.

2.52.  “Strike Price” means the per-Share price used as the baseline measure for the value of a SAR, as specified in the applicable Award Agreement.

2.53.  “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Code Sections 414(b) and 414(c) if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulation Section 1.414(c)-2.

2.54.  “Substitute Award” has the meaning set forth in Section 5.6.

2.55.  “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.56.  “Termination of Service” means,

(a) with respect to awards other than Deferred Compensation Awards, the first day on which (i) an individual is for any reason no longer providing services to an Employer as an employee, director or consultant or (ii) with respect to an individual who is an employee or consultant to a Subsidiary, such entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided, however, that the Committee shall have the discretion to determine when a Grantee, who terminates services as an employee, but continues to provide services in the capacity of a consultant immediately following such termination, has incurred a Termination of Service; or

(b) with respect to Deferred Compensation Awards, a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) or as permitted under Code Section 409A.

2.57.  “Year” means a calendar year.

Section 3.  Administration

3.1.  Committee.

(a) Subject to Section 3.2, the Plan shall be administered by the Compensation and Benefits Committee of the Board, unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 and/or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom (i) are Section 16 Non-Employee Directors and/or (ii) qualify as “outside directors” within the meaning of Code Section 162(m), as applicable. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) Subject to Section 4.4(c), the Committee may delegate, to the fullest extent permitted under applicable law, to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

3.2.  Powers of the Committee.  Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award, including (in each case, based on such considerations as the Committee shall determine) conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, satisfaction of performance criteria or the occurrence of one or more events or conditions;

(c) to determine whether an Award will be subject to minimum vesting requirements under Section 5.3(d);

(d) to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance, vesting or transfer conditions, including Performance Measures or Performance Goals, have been satisfied;

(e) to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(f) to determine the Term, as applicable;

(g) to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be paid and/or deferred, and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(h) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may continue to vest and/or be exercised;

(i) to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Code Section 162(m) or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Section 162(m), Code Section 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(j) to determine whether a Grantee has a Disability or a Retirement (including years of service);

(k) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(l) to determine whether an Eligible Person is subject to Compensation Limitations;

(m) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(n) without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or non-recurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in Compensation Limitations or other applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(o) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(p) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(p), and Sections 5.5 and 15.2), to amend any such Award Agreement at any time; provided, however, that the consent of the Grantee shall not be required for any amendment (i) that does not adversely affect the rights of the Grantee, or (ii) that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Compensation Limitation or other applicable law or regulation, or a change in an existing

Compensation Limitation or other applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(q) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards that may from time to time be exercised by a Grantee and requiring the Grantee to enter into restrictive covenants;

(r) to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, any rules and regulations adopted hereunder, Award Agreements or any other instrument entered into or relating to an Award under the Plan; and

(s) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and shareholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided, however, that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.  Shares Subject to the Plan and Adjustments

4.1.  Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall not exceed the sum of (i) 11,500,000, plus (ii) the number of remaining Shares under the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan (the “2003 Plan”) (not subject to outstanding awards under the 2003 Plan and not delivered out of the Shares reserved thereunder) as of the Effective Date of the Plan, plus (iii) the number of Shares that become available under the 2003 Plan after the Effective Date of the Plan pursuant to forfeiture, termination, lapse or satisfaction of an Award in cash or property other than Shares (the combined total of (i), (ii) and (iii) being referred to as the “Available Shares”). For purposes of this Section 4.1(a)), (x) each Share delivered pursuant to the exercise of an Option shall reduce the Available Shares by one (1) Share; (y) a number equal to the greater of each Share delivered upon exercise of a SAR and the number of Shares underlying such SAR (whether the distribution is made in cash, Shares or a combination of cash and Shares) shall reduce the Available Shares by one (1) Share, other than a SAR that, by its terms, from and after the Grant Date thereof is payable only in cash, in which case the Available Shares shall not be reduced; and (z) each Share delivered pursuant to an Award, other than an Option, SAR or Substitute Award, shall reduce the Available Shares by 2.16 Shares. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan in the same ratio as such Shares were previously counted as issued under the Plan with respect to such forfeited or terminated Award. If any Award is settled in cash, the Shares subject to such Award that are not delivered shall again be available for grants under the Plan. The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the Option Price or withholding taxes related to an outstanding Award, and (iii) Shares repurchased on the open market with the proceeds of the Option Price.

(b) The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

(c) The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the cash payment of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii) any Shares required to satisfy Substitute Awards.

4.2.  Adjustments in Authorized Shares and Awards.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (v) the number of Shares with respect to which Awards may be granted to a Grantee; provided, however, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Code Section 424(a); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that, after such adjustment, Awards continue not to be non-qualified deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to adverse tax consequences under Code Section 409A).

4.3.  Compliance With Code Section 162(m).

(a) Section 162(m) Compliance.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply. In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations.  No Grantee may be granted Awards for Options or SARs with respect to a number of Shares in any one (1) Year exceeding 400,000 Shares. No Grantee may be granted Awards for Restricted Stock, Deferred Stock, Restricted Stock Units or Performance Units (or any other Award other than Options or SARs which is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to a number of Shares in any one (1) Year exceeding 400,000 Shares. If an Award denominated in Shares is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares that may be granted to a Grantee in any Year. All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award that would have a maximum payout, during any Year, exceeding $3,000,000. No Grantee may be granted a cash Award for a Performance Period of more than one (1) Year that would have a maximum payout, during the Performance Period, that would exceed $6,000,000.

4.4.  Performance Based Exception Under Code Section 162(m).

(a) Performance Measures.  Subject to Section 4.4(d), unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

(i) Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);

(ii) Earnings (either in the aggregate or on a per-Share basis);

(iii) Net income or loss (either in the aggregate or on a per-Share basis);

(iv) Operating profit;

(v) Cash flow (either in the aggregate or on a per-Share basis);

(vi) Free cash flow (either in the aggregate on a per-Share basis);

(vii) Capital ratio (either Tier 1 or total);

(viii) Non-interest expense;

(ix) Costs;

(x) Gross revenues;

(xi) Deposit growth;

(xii) Loan loss provisions;

(xiii) Reductions in expense levels;

(xiv) Operating and maintenance cost management and employee productivity;

(xv) Share price or total shareholder return (including growth measures and total shareholder return or attainment by the Shares of a specified value for a specified period of time);

(xvi) Net economic value;

(xvii) Non-performing asset ratio;

(xviii) Net charge-off ratio;

(xix) Net interest margin;

(xx) Economic value added or economic value added momentum;

(xxi) Aggregate product unit and pricing targets;

(xxii) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, credit quality, loan quality, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

(xxiii) Return on average assets or average equity;

(xxiv) Achievement of objectives relating to diversity, employee turnover or other human capital metrics;

(xxv) Results of customer satisfaction surveys or other objective measures of customer experience; and/or

(xxvi) Debt ratings, debt leverage and debt service;

provided, however, that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.

(b) Flexibility in Setting Performance Measures.  For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Code Section 162(m). The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c) Adjustments.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished Performance Goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d) Changes to Performance Measures.  In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Section 5.  Eligibility and General Conditions of Awards

5.1.  Eligibility.  The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2.  Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3.  General Terms and Termination of Service.  Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or which are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the

Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a) Options and SARs.  Except as otherwise provided in an Award Agreement:

(i) If the Grantee incurs a Termination of Service due to his or her death or Disability, the Options or SARs shall become fully vested and exercisable at the time of such Termination of Service, and such Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one (1) year period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(ii) If the Grantee incurs a Termination of Service due to his or her Early Retirement, (A) a pro rata portion of each unvested Option or SAR shall become immediately vested and exercisable upon the date of such Termination of Service and (B) to the extent vested, such Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). The number of Shares to become vested is equal to the product of the number of Shares granted in the applicable Option or SAR multiplied by a fraction, the numerator of which is the number of days employed by the Employer during the vesting period of such Option or SAR and the denominator of which is the number of days in the vesting period, and such product is reduced by the number of Shares already vested immediately prior to the date of such Termination of Service. To the extent the Options or SARs are not exercised at the end of such one (1) year period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(iii) If the Grantee incurs a Termination of Service due to his or her Normal Retirement, the Options or SARs shall become fully vested and exercisable at the time of such Termination of Service, and such Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one (1) year period following a Termination of Service due to the Grantee’s Retirement, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(iv) If the Grantee either incurs a Termination of Service by an Employer without Cause or a Termination of Service, which is voluntary on the part of the Grantee (and not due to such Grantee’s death, Disability, Early Retirement or Normal Retirement), the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of thirty (30) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such thirty (30) day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable on the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(v) If the Grantee incurs a Termination of Service for Cause all Options and SARs shall be immediately canceled and forfeited to the Company.

(b) Restricted Stock.  Except as otherwise provided in an Award Agreement:

(i) If the Grantee incurs a Termination of Service due to his or her Early Retirement, a pro rata portion of each unvested Restricted Stock Award shall become immediately vested and no longer subject to the applicable Restrictions upon the date of such Termination of Service. The number of Shares to become vested is equal to the product of the number of Shares granted in the applicable Restricted Stock Award multiplied by a fraction, the numerator of which is the number of days employed by the Employer during the vesting period of such Restricted Stock Award and the denominator of which is the number of days in the vesting period, and such product is reduced by the number of Shares already vested immediately prior to the date of such Termination of Service. Any Shares subject to a Restricted Stock Award that are still subject to Restrictions and not vested either before or upon such Termination of Service shall be immediately forfeited (on the date of such Termination of Service) by the Grantee to the Company.

(ii) If Termination of Service occurs by reason of the Grantee’s death, Disability or Normal Retirement, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to the applicable Restrictions.

(iii) If Termination of Service occurs for any reason other than the Grantee’s death, Disability, Early Retirement or Normal Retirement while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited by the Grantee.

(c) Dividend Equivalents.  If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(d) Minimum Vesting.  Except as otherwise provided pursuant to this Section 5.3 and Section 14, (i) in the case of any Award (other than an Option or SAR) that is conditioned upon the attainment of specified performance goals by the Grantee with the Company or a Subsidiary (including a division or business unit of the Company or a Subsidiary) and is payable in Shares, the Restrictions shall last for no less than one (1) year, or (ii) in the case of an Award, other than (x) Shares that are payable as a component of base salary or (y) Deferred Stock that is granted in connection with a Grantee’s Deferral Election, that is conditioned solely upon the continuous employment by the Grantee with the Company or a Subsidiary and is payable in Shares, the Restrictions shall last for no less than three (3) years. Except as otherwise provided pursuant to this Section 5.3 and Section 14, during the mandated one-year and three-year period of Restrictions, as applicable, the Committee may not waive the Restrictions for all or any part of such Award. Notwithstanding the foregoing, the Committee shall have the authority under this Section 5.3(d) to accelerate, vest or waive Restrictions with respect to any Awards (that are subject to the minimum vesting restrictions set forth above) that (A) (exclusive of the accelerations, vesting and waivers permitted pursuant to clauses (B) and (C) below) do not, in the aggregate, exceed five percent (5%) of the Available Shares under the Plan (as such number may be adjusted or increased from time to time pursuant to the Plan), (B) occur in connection with a Change in Control, or (C) occur, with a respect to any Grantee, in connection with the death, Disability, Early Retirement or Normal Retirement of such Grantee.

(e) Waiver.  Notwithstanding anything to the contrary in the Plan, the Committee may in its sole discretion as to all or part of any Award that is not subject to the one-year or three-year minimum vesting requirements specified in Section 5.3(d), at the time the Award is granted or thereafter, (i) determine that Awards shall become exercisable or vested, or Restrictions shall lapse, (ii) determine that Awards shall continue to become exercisable or vested in full or in installments, or Restrictions shall continue to lapse, after a Termination of Service, (iii) extend the period for exercise of Options or SARs following a Termination of Service (but not beyond the original Term), or (iv) provide that any Award shall, in whole or in part, not be forfeited upon such Termination of Service.

5.4.  Non-Transferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death, or a transfer by the Grantee to the Company with respect to Restricted Stock, shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the

Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c) Notwithstanding Sections 5.4(a) and 5.4(b) above, to the extent provided in the applicable Award Agreement, Non-Qualified Stock Options may be transferred, without consideration, to a Permitted Transferee. For this purpose, (i) a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or similar entity of which all of the partners, members or shareholders are such Grantee or members of his or her Immediate Family, and (ii) the “Immediate Family” of a Grantee means the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including adoptive relationships. Such Award may be exercised by such Permitted Transferee in accordance with the terms of such Award.

(d) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5.  Cancellation and Rescission of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is in violation of any restrictive covenant or other agreement with an Employer.

5.6.  Substitute Awards.  The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve such preservation of economic value.

5.7.  Exercise by Non-Grantee.  If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.8.  No Cash Consideration for Awards.  Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

Section 6.  Stock Options

6.1.  Grant of Options.  Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2.  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.

6.3.  Option Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, or as otherwise permissible under this Section 6.3, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option. Without the approval of shareholders, neither the Committee nor the Board will amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any action that has the same effect: (a) lowering the exercise price of an Option or SAR after it is granted; (b) any other action that is treated as a repricing under generally accepted accounting principles; (c) cancelling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Stock, in exchange for another Award, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if done pursuant to an adjustment authorized under Section 4.2.

6.4.  Vesting.  Shares subject to an Option shall become vested and exercisable as specified in the applicable Award Agreement.

6.5.  Grant of Incentive Stock Options.  At the time of the grant of any Option, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below in this Section 6.5);

(b) shall have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate Non-Qualified Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code

Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of the Plan, except as otherwise provided in subsections (d) and (e) above, as a Non-Qualified Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(p) and 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6.  Exercise and Payment.

(a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i) cash, personal check or wire transfer;

(ii) with the approval of the Committee, Shares or Shares of Restricted Stock valued at the Fair Market Value of a Share on the Exercise Date; or

(iii) subject to applicable law and the Company’s policies, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b) The Committee may, in its discretion, specify that, if any Shares of Restricted Stock (“Tendered Restricted Shares”) are used to pay the Option Price, (i) all the Shares acquired on exercise of the Option shall be subject to the same Restrictions as the Tendered Restricted Shares, determined as of the Exercise Date, or (ii) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same Restrictions as the Tendered Restricted Shares, determined as of the Exercise Date.

(c) At the discretion of the Committee and subject to applicable law, the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option on such terms and conditions as the Committee may determine.

(d) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including evidence of authority of such Person or Persons to exercise the Option.

(e) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

Section 7.  Stock Appreciation Rights

7.1.  Grant of SARs.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis or in tandem with an Option. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2.  Award Agreements.  Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall specify the Grant Date, the Strike Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the SAR pertains, the time or times at which such SAR shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as shall be determined by the Committee.

7.3.  Strike Price.  The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Strike Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4.  Vesting.  Shares subject to a SAR shall become vested and exercisable as specified in the applicable Award Agreement.

7.5.  Exercise and Payment.  Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. No payment of a SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6.  Grant Limitations.  The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs that it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

Section 8.  Restricted Stock

8.1.  Grant of Restricted Stock.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2.  Award Agreement.  Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of the Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, Restrictions under applicable laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the above.

8.3.  Consideration for Restricted Stock.  The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

8.4.  Vesting.  Shares subject to a Restricted Stock Award shall become vested and transferable as specified in the applicable Award Agreement and in accordance with Section 5.3(d) (thereafter being referred to as “Unrestricted Stock”). For purposes of calculating the number of Shares of Restricted Stock that become Unrestricted Stock as set forth above, Share amounts shall be rounded to the nearest whole Share amount, unless otherwise specified in the applicable Award Agreement.

8.5.  Effect of Forfeiture.  If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares of Restricted Stock or acquired such Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Stock or the Option Price, as applicable, and (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as administratively practical. Such Restricted Stock shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.6.  Escrow; Legends.  The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes non-forfeitable or vested and transferable, or is forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes non-forfeitable or vested and transferable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.7.  Shareholder Rights in Restricted Stock.  Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same Restrictions and other terms (including forfeiture) as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may, in its discretion, provide for payment of interest on deferred cash dividends.

Section 9.  Restricted Stock Units

9.1.  Grant of Restricted Stock Units.  Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A(a)(2), (3) and (4), the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights with respect to Restricted Stock Units.

9.2.  Award Agreement.  Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions not inconsistent with the Plan or Code Section 409A as the Committee shall determine. The Committee may impose such Restrictions on Restricted Stock Units as it deems appropriate, including time-based Restrictions, Restrictions based on the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, restrictions under securities laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the above, provided that such Restrictions are in accordance with Section 5.3(d) if applicable.

9.3.  Crediting Restricted Stock Units.  The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a) Crediting of Dividend Equivalents.  Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(b) Settlement of RSU Accounts.  The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit, as determined by the Committee. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the Year following the Year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

Section 10.  Deferred Stock

10.1.  Grant of Deferred Stock.  Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A(a)(2), (3), and (4), the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of Restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.

10.2.  Award Agreement.  Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan (including Section 5.3(d) if applicable) and Code Section 409A.

10.3.  Deferred Stock Elections.

(a) Making of Deferral Elections.  If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary, bonus and/or cash retainer (in the case of a director) (including any cash or Share Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary, bonus and/or cash retainer or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary, bonus, cash retainer or other such Award would otherwise be paid in cash or distributed in Shares or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b) Timing of Deferral Elections.  An initial Deferral Election must be filed with the Company (pursuant to procedures established by the Committee) no later than December 31 of the Year preceding the Year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it shall be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which a subsequent Deferral Election is permitted.

(c) Subsequent Deferral Elections.  A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulation Section 1.409A-2(b).

10.4.  Deferral Account.

(a) Establishment of Deferral Accounts.  The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b) Crediting of Dividend Equivalents.  Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(c) Settlement of Deferral Accounts.  The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share, as determined by the Committee. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (i) a specified date as in Treasury Regulation Section 1.409A-3(i)(1), (ii) a Change in Control (within the meaning of Section 2.8(b), (iii) the Grantee’s “separation from service” as provided in Treasury Regulation Section 1.409A-1(b), (iv) the Grantee’s death, (v) the Grantee’s Disability, or (vi) an “unforeseeable emergency” of the Grantee as provided in Treasury Regulation Section 1.409A-3(i)(3).

Section 11.  Performance Units

11.1.  Grant of Performance Units.  Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan (including Section 5.3(d)) as shall be determined by the Committee.

11.2.  Value/Performance Goals.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Performance Goals for Awards of Performance Units may be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable directly correlated to the degree of attainment of the various performance levels during the Performance Period. Unless otherwise provided in an Award Agreement, no payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If Performance Goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Code Section 162(m), all Performance Goals shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Code Section 162(m).

11.3.  Earning of Performance Units.  Except as provided in Section 13, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of Performance Goals set by the Committee and as described in Section 11.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the Performance Goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

11.4.  Adjustment on Change of Position.  If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the Performance Goals or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the Performance Goals or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the Performance Goals or the Performance Period.

Section 12.  Annual Incentive Awards

12.1.  Annual Incentive Awards.  Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 12. The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of such Year. The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2.  Determination of Amount of Annual Incentive Awards.

(a) Aggregate Maximum.  The Committee may establish guidelines as to the maximum aggregate amount of Annual Incentive Awards payable for any Year.

(b) Establishment of Performance Goals and Bonus Opportunities.  For any Annual Incentive Award granted, the Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance

Goals. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of the Year. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine, and as provided under Section 4.4.

(c) Committee Certification and Determination of Amount of Annual Incentive Award.  The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year. The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee may adjust an Annual Incentive Award, or delegate with respect to such an Award, as provided in Section 4.4. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award intended to qualify for the Performance-Based Exception shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d) Termination of Service.  If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 12.2 and in the absence of such determination by the Committee the Grantee shall receive no Annual Incentive Award for such Year; provided, however, that, to extent that an Annual Incentive Award is intended to comply with the Performance-Based Exception, the payment of such Award shall be determined based upon actual performance at the end of the Year and any payment of such Award shall be paid in accordance with Section 12.3, unless otherwise provided in the applicable Award Agreement in a manner compliant with Code Section 162(m).

12.3.  Time of Payment of Annual Incentive Awards.  Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 12 but not later than the March 15 after the end of the Year for which the Annual Incentive Award relates.

12.4.  Form of Payment of Annual Incentive Awards.  An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award, or any combination thereof, as provided in the Award Agreement or in such form as the Committee may approve.

Section 13.  Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with the Plan and Code Section 409A. Unless otherwise provided in the Award Agreement or in Section 9 and Section 10 of the Plan, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the Year following the Year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in Section 9 and Section 10 of the Plan, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited. Notwithstanding the foregoing, no Dividend Equivalents may be paid with respect to unvested Performance Units.

Section 14.  Change in Control

14.1.  Acceleration of Vesting.  Unless otherwise provided in the applicable Award Agreement, upon the occurrence of (a) an event satisfying the Section 2.8 definition of “Change in Control” with respect to a particular Award, and (b) a Grantee’s involuntary Termination of Service (other than due to Cause) that occurs during the two (2) year period immediately following such Change in Control event, such Award shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met, as applicable; provided, however, that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse tax consequences under Code Section 409A. The Committee may, in its discretion, include such further provisions and limitations with respect to a Change in Control in any Award Agreement as it may deem desirable.

14.2.  Special Treatment in the Event of a Change in Control.  In order to maintain the Grantee’s rights upon the occurrence of any event satisfying the Section 2.8 definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and/or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per-Share Option Price or Strike Price (as applicable) that is greater than the Change in Control Price (defined below); or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per-Share Option Price or Strike Price (as applicable) that is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (x) the difference between the Change in Control Price and the Option Price or Strike Price (as applicable), multiplied by (y) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (a) the per-Share Fair Market Value as of the date of the Change in Control, or (b) the price paid per Share as part of the transaction which constitutes the Change in Control.

Section 15.  Amendments and Termination

15.1.  Amendment and Termination.

(a) Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s shareholders, provided that (i) any amendment shall be subject to the approval of the Company’s shareholders if (A) such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted or (B) such amendment would decrease the minimum vesting requirements under Section 5.3(d); and (ii) any Plan amendment or termination will not impermissibly accelerate the timing of any payments that constitute non-qualified deferred compensation under Code Section 409A and result in adverse tax consequences under Code Section 409A.

(b) Subject to Section 15.2, the Committee may amend the terms of any Award Agreement, prospectively or retroactively, in accordance with the terms of the Plan.

15.2.  Previously Granted Awards.  Except as otherwise specifically provided in the Plan (including Sections 3.2(m), 3.2(p), 5.5, 15.1 and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan or an Award Agreement without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board or the Committee (as applicable) shall have the authority to amend the Plan and outstanding Awards to the extent necessary or advisable to account for changes in applicable law, regulations, rules or other written guidance (including Compensation Limitations) without a Grantee’s consent.

Section 16.  Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, the Grantee’s estate shall be the Grantee’s Beneficiary.

Section 17.  Withholding

17.1.  Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or a SAR, upon the lapse of Restrictions on an Award or upon payment of any benefit or right under the Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of an Option or a SAR, upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or a SAR or in connection with the settlement of any other Award to be satisfied by withholding Shares pursuant to clause 17.1(a)(iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this Section 17.1(a) is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements, unless otherwise provided in the Award Agreement.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in Section 17.1(a).

(c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

17.2.  Notification under Code Section 83(b).  If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 18.  General Provisions

18.1.  Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin, other than its law respecting choice of laws and applicable federal law.

18.2.  Severability.  If any provision of this Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the

Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

18.3.  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.4.  Requirements of Law.  The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award Agreement, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

18.5.  Securities Law Compliance.  If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which any of the Company’s equity securities are listed, then the Committee may postpone any such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6.  Code Section 409A.  To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Award Agreements hereunder shall be administered, operated and interpreted in accordance with Code Section 409A, including, without limitation, any regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A, including Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of any adverse tax consequence under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her Beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her Beneficiaries, as applicable) for, any such adverse tax consequences.

In the case of any Deferred Compensation Award (in addition to Deferred Stock), the provisions of Section 10.4 relating to permitted times of settlement shall apply to such Award. If any Deferred Compensation Award is payable to a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), then such payment, to the extent payable due to the Grantee’s Termination of Service and not otherwise exempt from Code Section 409A, shall not be paid before the date that is six (6) months after the date of such Termination of Service (or, if earlier, such Grantee’s death).

18.7.  Mitigation of Excise Tax.  If any payment or right accruing to a Grantee under the Plan (without the application of this Section 18.7), either alone or together with other payments or rights accruing to the Grantee from an Employer (“Total Payments”), would constitute a “parachute payment” (as defined in Code Section 280G), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Grantee, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 18.7 shall apply with respect to any person only if, after reduction for any applicable federal excise tax imposed by Code Section 4999 and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes. Notwithstanding the foregoing, in the event a Grantee is a party to a Employment Agreement with the Company or a Subsidiary that provides for more favorable treatment for the Grantee regarding Code Section 280G, including, but not limited to, the right to receive a gross-up payment for the excise tax under Code Section 4999, such agreement shall be controlling.

18.8.  No Rights as a Shareholder.  No Grantee shall have any rights as a shareholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) that may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.9.  Awards Not Taken into Account for Other Benefits.  Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any Employment Agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

18.10.  Employment Agreement Supersedes Award Agreement.  In the event a Grantee is a party to an Employment Agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the Employment Agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the Employment Agreement requiring Compensation Committee of the Board, Board or shareholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the shareholders, as applicable, and (b) the Employment Agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling, and (c) an Employment Agreement or modification to an Employment Agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the Employment Agreement expressly so provide.

18.11.  Non-Exclusivity of Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.12.  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

18.13.  No Right to Continued Employment or Awards.  No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

18.14.  Military Service.  Awards shall be administered in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.15.  Construction.  The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine genders include the neuter gender. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.16.  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

18.17.  Plan Document Controls.  This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

18.18.  Compensation Limitations.  Notwithstanding anything in the Plan to the contrary, (a) no payment or benefit hereunder will be provided to a Grantee if any such payment or benefit would violate any applicable Compensation Limitations and (b) the Board or Committee (as applicable in accordance with Section 15) may amend the Plan or an Award Agreement at any time, without the consent of the Grantee, to the extent it determines necessary to comply with any applicable Compensation Limitations.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date ASSOCIATED BANC-CORP M21504-P89840 ASSOCIATED BANC-CORP 200 NORTH ADAMS STREET ATTN: DWAYNE DAUBNER MS: 7829 GREEN BAY, WI 54301 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend the Annual meeting. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 Yes No 0 0 0 0 0 0 0 0 0 Vote on Directors 1. Election of Directors Nominees: Vote on Proposals ?? VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet, please do not mail your Proxy Card. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Associated Banc-Corp in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years ?? VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Associated Banc-Corp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. 2. The approval of the Associated Banc-Corp 2010 Incentive Compensation Plan The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Your comments and questions are welcome For your convenience, we are providing space on the reverse side of this proxy card for any questions or comments you may have that you wish to have addressed either personally or at the Annual Meeting. We always appreciate your input and interest in Associated. You may e-mail comments or concerns to shareholders@associatedbank.com. 05) William R. Hutchinson 06) Eileen A. Kamerick 07) Richard T. Lommen 08) John C. Meng 01) Karen T. Beckwith 02) Ruth M. Crowley 03) Philip B. Flynn 04) Ronald R. Harder 3. The approval of an advisory (non-binding) proposal on executive compensation 4. To ratify the selection of KPMG LLP as the independent registered public accounting firm for Associated Banc-Corp for the year ending December 31, 2010. Such other matters as may properly come before the meeting and all adjournments thereof. Receipt of Notice of said meeting and of the Proxy Statement and Annual Report of Associated is hereby acknowledged. Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. THIS P ROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. 09) J. Douglas Quick 10) John C. Seramur 0 0 Yes No Please indicate if you plan to attend the Economic/Investment update. C56862 1 The undersigned hereby appoints, Kristi A. Hayek, and Michael E. Silver as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Associated Banc-Corp (“Associated”) held of record by the undersigned on March 4, 2010, at the Annual Meeting of Shareholders to be held on April 28, 2010, or any adjournment thereof on the matters and in the manner indicated on the reverse side of this proxy card and described in the Proxy Statement of Associated. This proxy revokes all prior proxies given by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. If other matters come before the meeting, this proxy will be voted in accordance with the best judgment of the proxies appointed. The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2, 3 and 4. ASSOCIATED BANC-CORP 1200 Hansen Road, Green Bay, WI 54304 This Revocable Proxy Is Solicited On Behalf Of The Board Of Directors Of Associated Banc-Corp For The Annual Meeting Of Shareholders To Be Held On April 28, 2010 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2010. The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com and www.proxydocs.com/ASBC. ALL VOTES ARE IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA THE TELEPHONE OR INTERNET. Continued and to be signed on reverse side M21505-P89840 2010 Annual Meeting of Shareholders You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp to be held at the Walter Theatre, St. Norbert College, 315 Third Street, De Pere, Wisconsin, at 11:00 a.m. (CST) on Wednesday, April 28, 2010. Beginning at 10:00 a.m.(CST), we will again present an economic/investment update. Associated’s Wealth Management professionals will provide an update on the equity market and interest rate environment as they affect us as investors. If you plan to attend the Annual Meeting and/or the economic/investment update, please mark the appropriate box(es) on the proxy card. Whether or not you plan to attend the annual meeting of shareholders, it is important that all shares be represented. Please vote and sign the proxy card printed on the reverse side. Tear at the perforation and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via the telephone or Internet. We look forward to seeing you on April 28. THANK YOU FOR VOTING. ALL VOTES ARE IMPORTANT! Do Not Return This Proxy Card if you are voting via the Internet. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) C56862 2

2010 Annual Meeting of Shareholders You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp to be held at the Walter Theatre, St. Norbert College, 315 Third Street, De Pere, Wisconsin, at 11:00 a.m. (CST) on Wednesday, April 28, 2010. Beginning at 10:00 a.m.(CST), we will again present an economic/investment update. Associated’s Wealth Management professionals will provide an update on the equity market and interest rate environment as they affect us as investors. If you plan to attend the Annual Meeting and/or the economic/investment update, please mark the appropriate box(es) on the proxy card. Whether or not you plan to attend the annual meeting of shareholders, it is important that all shares be represented. Please vote and sign the proxy card printed on the reverse side. Tear at the perforation and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via the telephone or Internet. We look forward to seeing you on April 28. THANK YOU FOR VOTING. ALL VOTES ARE IMPORTANT! Do Not Return This Proxy Card if you are voting via the Internet. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2010. The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com and www.proxydocs.com/ASBC. M21505-P89840 ASSOCIATED BANC-CORP 1200 Hansen Road, Green Bay, WI 54304 This Revocable Proxy Is Solicited On Behalf Of The Board Of Directors Of Associated Banc-Corp For The Annual Meeting Of Shareholders To Be Held On April 28, 2010 The undersigned hereby appoints, Kristi A. Hayek, and Michael E. Silver as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Associated Banc-Corp (“Associated”) held of record by the undersigned on March 4, 2010, at the Annual Meeting of Shareholders to be held on April 28, 2010, or any adjournment thereof on the matters and in the manner indicated on the reverse side of this proxy card and described in the Proxy Statement of Associated. This proxy revokes all prior proxies given by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. If other matters come before the meeting, this proxy will be voted in accordance with the best judgment of the proxies appointed. The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2, 3 and 4. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) ALL VOTES ARE IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA THE TELEPHONE OR INTERNET. Continued and to be signed on reverse side